                                                                EXHIBIT 10.18(2)

                              PARTNERSHIP INTEREST
                               PURCHASE AGREEMENT
                               ------------------


                           Dated as of March 18, 1996

                    PARTNERSHIP INTEREST PURCHASE AGREEMENT
                    ---------------------------------------

                               Table of Contents
                               -----------------

                                                                         Page
                                                                         ----
ARTICLE I      DEFINITIONS............................................      2
        1.1    1993 License Agreement.................................      2
        1.2    1993 Management Agreement..............................      2
        1.3    Actions................................................      2
        1.4    Acquired Interest......................................      2
        1.5    Acquisition Proposal...................................      2
        1.6    Affiliate..............................................      2
        1.7    Agreement..............................................      3
        1.8    Asset Purchase Agreement...............................      3
        1.9    Assets.................................................      3
        1.10   Benefit Arrangement....................................      3
        1.11   Best Knowledge.........................................      3
        1.12   Books and Records......................................      3
        1.13   Buyer..................................................      3
        1.14   CHE....................................................      3
        1.15   Cleanup................................................      4
        1.16   Closing................................................      4
        1.17   Closing Balance Sheet..................................      4
        1.18   Closing Date...........................................      4
        1.19   Code...................................................      4
        1.20   Condition..............................................      4
        1.21   Contracts..............................................      4
        1.22   Contribution Agreement.................................      4
        1.23   Damages................................................      4
        1.24   Disclosure Schedules...................................      4
        1.25   Employee Plans.........................................      4
        1.26   Encumbrances...........................................      4
        1.27   Environmental Claim....................................      4
        1.28   Environmental Laws.....................................      5
        1.29   ERISA..................................................      5
        1.30   ERISA Affiliate........................................      5
        1.31   Excess.................................................      5
        1.32   Financial Statements...................................      5
        1.33   First Amendment to IR-L.P. Partnership Agreement.......      5
        1.34   First Amendment to Partnership Agreement...............      5
        1.35   Fixtures and Equipment.................................      5
        1.36   Florida Buyer..........................................      5
        1.37   GAAP...................................................      5

        1.38   Hazardous Materials....................................      6
        1.39   Inventories............................................      6
        1.40   IR-L.P.................................................      6
        1.41   IR-L.P. Partnership Agreement..........................      6
        1.42   Leasehold Improvements.................................      6
        1.43   Leases.................................................      6
        1.44   Liabilities............................................      6
        1.45   License Agreement......................................      6
        1.46   Liens..................................................      6
        1.47   Liquor Licenses........................................      6
        1.48   Management Agreement...................................      6
        1.49   Multi-Employer Plan....................................      7
        1.50   Note and Loan Agreement................................      7
        1.51   OSHA...................................................      7
        1.52   Partnership............................................      7
        1.53   Partnership Agreement..................................      7
        1.54   Pension Plan...........................................      7
        1.55   Permits................................................      7
        1.56   Person.................................................      7
        1.57   Pledge and Security Agreement..........................      7
        1.58   Real Property..........................................      7
        1.59   Release................................................      7
        1.60   Representative.........................................      8
        1.61   Restaurant Operations..................................      8
        1.62   Restaurants............................................      8
        1.63   Seller.................................................      8
        1.64   Seneca.................................................      8
        1.65   Shortfall..............................................      8
        1.66   Sublease Agreement.....................................      8
        1.67   Taxes..................................................      8
        1.68   Title Documents........................................      8
        1.69   Welfare Plan...........................................      8

ARTICLE II     PURCHASE AND SALE OF ACQUIRED INTERESTS................      9

        2.1    Formation of the Partnership...........................      9
        2.2    Transfer of Acquired Interest..........................      9
        2.3    Consideration for the Acquired Interest................      9

ARTICLE III    CLOSING................................................     10
        3.1    Closing................................................     10
        3.2    Conveyances at Closing.................................     10
        3.3    Other Deliveries and Actions at Closing................     10

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER...............     11
        4.1    Organization and Qualification of Seller...............     11
        4.2    Organization of the Partnership........................     11
        4.3    Ownership of Interests.................................     11
        4.4    Authority of Seller....................................     12
        4.5    Due Execution..........................................     12
        4.6    Partnership Agreement..................................     12
        4.7    No Conflict or Violation...............................     12
        4.8    Consents and Approvals.................................     13
        4.9    Books and Records......................................     13
        4.10   Financial Statements...................................     13
        4.11   Litigation.............................................     14
        4.12   Compliance with Law....................................     14
        4.13   Liquor Licenses........................................     14
        4.14   Changes................................................     14
        4.15   Purchased Assets.......................................     16
        4.16   Real Property and Leases...............................     17
        4.17   Contracts and Commitments..............................     17
        4.18   Absence of Breaches or Defaults........................     18
        4.19   1993 License Agreement.................................     18
        4.20   Employee Benefit Plans.................................     18
        4.21   Taxes and Tax Returns..................................     20
        4.22   Environmental..........................................     20
        4.23   Insurance..............................................     22
        4.24   Brokers and Finders....................................     22
        4.25   Illegal Payments.......................................     22
        4.26   No Other Agreements to Sell............................     22
        4.27   Labor Matters..........................................     22
        4.28   Suppliers..............................................     22
        4.29   Inventories............................................     23
        4.30   Material Misstatements Or Omissions....................     23

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF BUYER................     23
        5.1    Organization...........................................     23
        5.2    Authority..............................................     23
        5.3    Due Execution..........................................     24
        5.4    No Conflict or Violation...............................     24
        5.5    Consents and Approvals.................................     24
        5.6    Litigation.............................................     24
        5.7    Brokers and Finders....................................     25
        5.8    Assets and Liabilities.................................     25
        5.9    Material Misstatements Or Omissions....................     25

ARTICLE VI     FURTHER ASSURANCES.....................................     25

ARTICLE VII    CONDITIONS TO THE OBLIGATION OF SELLER.................     26

        7.1    Representations, Warranties and Covenants..............     26
        7.2    Consents...............................................     26
        7.3    No Proceedings or Litigation...........................     26
        7.4    Opinion of Counsel.....................................     26
        7.5    Certificates...........................................     26
        7.6    Authorization Documents................................     26
        7.7    Partnership Agreement..................................     27
        7.8    First Amendment to Partnership Agreement...............     27
        7.9    Loan, Pledge and Guaranty Documents....................     27
        7.10   Reserve Fund Pledge Agreement..........................     27
        7.11   Sublease Agreement.....................................     27
        7.12   1993 Management Agreement and 1993 License Agreement...     27
        7.13   License Agreement......................................     27
        7.14   Management Agreement...................................     27
        7.15   Asset Purchase Agreement...............................     27

ARTICLE VIII   CONDITIONS TO THE OBLIGATION OF BUYER..................     28

        8.1    Limited Partner Approval...............................     28
        8.2    Representations, Warranties and Covenants..............     28
        8.3    Consents...............................................     28
        8.4    Title..................................................     28
        8.5    No Proceedings or Litigation...........................     29
        8.6    Opinion of Counsel.....................................     29
        8.7    Certificates...........................................     29
        8.8    Material Changes.......................................     29
        8.9    Corporate Documents....................................     29
        8.10   Partnership Agreement..................................     29
        8.11   Contribution Agreement and Transfer of Assets..........     29
        8.12   Due Diligence Review...................................     30
        8.13   Inspections and Studies................................     30
        8.14   No Guaranty of Leases..................................     30
        8.15   Amendment to Partnership Agreement.....................     30
        8.16   1993 Management Agreement and 1993 License Agreement...     30
        8.17   Name Change............................................     30
        8.18   License Agreement......................................     31
        8.19   Management Agreement...................................     31
        8.20   Asset Purchase Agreement...............................     31

ARTICLE IX     RISK OF LOSS...........................................     31

ARTICLE X      PRE-CLOSING COVENANTS..................................     31

       10.1    Conduct of Business Prior to Closing...................     31
       10.2    No Solicitation........................................     32
       10.3    Employees..............................................     33
       10.4    Financial Statements...................................     33
       10.5    Title Documents; Title Insurance.......................     33
       10.6    Consent of the Limited Partners........................     33
       10.7    Access to Information; Inspections and Studies.........     33
       10.8    Consents; Non-Disturbance Agreements...................     34
       10.9    Public Announcements...................................     34
       10.10   Notice of Development..................................     35
       10.11   Advances...............................................     35

ARTICLE XI     POST-CLOSING COVENANTS.................................     35

       11.1    Health Insurance Benefits..............................     35
       11.2    Survival of Representations, Etc.......................     35
       11.3    Indemnification........................................     36
       11.4    Certain Post-Closing Adjustments.......................     39
       11.5    Commissary Inventory...................................     40
       11.6    Nonsolicitation of Employees...........................     40
       11.7    Proprietary Information................................     40
       11.8    Further Assurances.....................................     40

ARTICLE XII    TERMINATION............................................     41

       12.1    Termination............................................     41
       12.2    Effect of Termination..................................     41

ARTICLE XIII   MISCELLANEOUS..........................................     41

       13.1    Assignment; Parties in Interest........................     41
       13.2    Notices................................................     42
       13.3    Confidential Information...............................     42
       13.4    Attorneys' Fees........................................     43
       13.5    Choice of Law..........................................     43
       13.6    Entire Agreement; Amendments and Waivers...............     43
       13.7    Multiple Counterparts..................................     43
       13.8    Expenses...............................................     43
       13.9    Invalidity.............................................     43
       13.10   Titles.................................................     43

EXHIBITS:
- --------

EXHIBIT "A"    FORM OF LICENSE AGREEMENT
- -----------
EXHIBIT "B"    FORM OF MANAGEMENT AGREEMENT
- -----------
EXHIBIT "C"    FORM OF AGREEMENT OF LIMITED PARTNERSHIP
- -----------
EXHIBIT "D"    FORM OF FIRST AMENDMENT TO PARTNERSHIP AGREEMENT
- -----------
EXHIBIT "E"    FORM OF LOAN AGREEMENT
- -----------
EXHIBIT "F"    FORM OF PROMISSORY NOTE
- -----------
EXHIBIT "G"    FORM OF PLEDGE AND SECURITY AGREEMENT
- -----------
EXHIBIT "H"    FORM OF RESERVE FUND PLEDGE AGREEMENT
- -----------
EXHIBIT "I"    FORM OF TERMINATION AGREEMENT OF 1993 MANAGEMENT AGREEMENT
- -----------
EXHIBIT "J"    FORM OF TERMINATION AGREEMENT OF 1993 LICENSE AGREEMENT
- -----------
EXHIBIT "K"    FORM OF NON-DISTURBANCE LANGUAGE
- -----------
EXHIBIT "L"    FORM OF GUARANTY
- -----------


SCHEDULES:
- ---------

SCHEDULE 1.62  RESTAURANTS
- -------------
SCHEDULE 4.7   NO CONFLICT OR VIOLATION
- -------------
SCHEDULE 4.8   CONSENTS AND APPROVALS
- -------------
SCHEDULE 4.10  LIABILITIES
- -------------
SCHEDULE 4.12  COMPLIANCE WITH LAW
- -------------
SCHEDULE 4.13  PERMITS
- -------------
SCHEDULE 4.14  CHANGES SINCE DECEMBER 31, 1995
- -------------
SCHEDULE 4.15  ASSETS
- -------------
SCHEDULE 4.16  REAL PROPERTY AND LEASES
- -------------
SCHEDULE 4.17  CONTRACTS AND COMMITMENTS
- -------------
SCHEDULE 4.20  EMPLOYEE BENEFIT PLANS
- -------------
SCHEDULE 4.21  TAXES AND TAX RETURNS
- -------------
SCHEDULE 4.22  ENVIRONMENTAL
- -------------
SCHEDULE 4.23  INSURANCE
- -------------
SCHEDULE 4.28  SUPPLIERS
- -------------

                              PARTNERSHIP INTEREST

                               PURCHASE AGREEMENT
                               ------------------

          THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT (the "Agreement"), dated as of March 18, 1996, is made and entered into by and between ISLANDS RESTAURANTS, INC., a Delaware corporation ("Seller") and ISLANDS CA/AZ HOLDINGS LP, a Delaware limited partnership ("Buyer").

                               R E C I T A L S :
                               ----------------

          A. WHEREAS, Seller currently owns and operates eighteen (18) restaurants under the trade name of "Islands," twelve (12) of which are located throughout California and Arizona. The restaurants located throughout California and Arizona are more particularly described on Schedule 1.62 (the
                                                          -------------
"Restaurants").

          B. WHEREAS, Buyer and Seller desire to jointly form on the Closing Date a Delaware limited partnership (the "Partnership") to own and operate the Restaurants. Upon the initial formation of the Partnership, in accordance with the terms of the Contribution Agreement and the Partnership Agreement (as each term is defined herein) (i) Seller shall contribute (a) Two Hundred Fifty Dollars ($250) in exchange for a twenty-five percent (25%) Class A limited partnership interest therein and a credit to Seller's capital account in the Partnership of Two Hundred Fifty Dollars ($250) and (b) all of the assets relating to, or necessary for the operation of, the Restaurants and certain other assets of Seller that are not used at the Restaurant level but are necessary or desirable for the operation of the Restaurants to the capital of the Partnership in exchange for a seventy-four percent (74%) Class B limited partnership interest therein and a credit to Seller's capital account in the Partnership of Twenty Million Dollars ($20,000,000) and (ii) Buyer shall contribute Seven Hundred Fifty Dollars ($750) in exchange for a one percent (1%) general partnership interest therein and a credit to Buyer's capital account in the Partnership of Seven Hundred Fifty Dollars ($750).

          C. WHEREAS, immediately following the initial formation of the Partnership and the capital contributions by Seller and Buyer to the Partnership as described above, Buyer desires to purchase from Seller, and Seller desires to transfer, convey, assign and deliver to Buyer, Seller's entire right, title and interest in and to Seller's Class B limited partnership interests, including, without limitation, succeeding to the Twenty Million Dollar ($20,000,000) amount credited to Seller's capital account in connection with the issuance of the Class B limited partnership interest to Seller(the "Acquired Interest").

          D. WHEREAS, immediately following the Closing and the transactions contemplated by this Agreement, Seller shall be a limited partner in the Partnership with a twenty-five percent (25%) Class A limited partnership interest and a capital account in an amount equal to Two Hundred Fifty Dollars ($250), and Buyer shall be the sole general partner and a limited partner in the Partnership with a one percent (1%) general partnership interest and a seventy-four percent (74%) Class B limited partnership interest, respectively, and a capital account in an amount equal to Twenty Million Seven Hundred Fifty Dollars ($20,000,750).

          E. WHEREAS, the parties now desire to effectuate the foregoing provisions of these Recitals upon such terms and subject to the conditions as are hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                              A G R E E M E N T :
                              ------------------

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          For purposes of this Agreement and all Exhibits and Schedules attached hereto, the following terms shall have the meanings specified below. References to plural terms shall include the singular and references to the singular shall include the plural of such terms.

          1.1  "1993 License Agreement" shall mean that certain Amended and
                ----------------------
Restated Area Development and License Agreement entered into on December 16, 1993 which is currently by and between IR-L.P. (the successor to the agreement by assignment from Seneca Partners, Inc., a California corporation which was formerly known as Islands Restaurants), as licensor, and Seller (formerly known as Big Wave, Inc.), as licensee.

          1.2  "1993 Management Agreement" shall mean that certain Management
                -------------------------
Agreement entered into on December 16, 1993 (but made effective as of January 3, 1994) which is currently by and between IR-L.P. (the successor to the agreement by assignment from Seneca Partners, Inc., a California corporation which was formerly known as Islands Restaurants) and Seller (formerly known as Big Wave, Inc.).

          1.3  "Actions" shall mean any action, claim, suit, litigation,
                -------
proceeding, dispute or arbitration and any outstanding order, writ, injunction, judgment or decree.

          1.4  "Acquired Interest" shall have the meaning given in Recital C
                -----------------
hereof.

          1.5  "Acquisition Proposal" shall have the meaning given in Section
                --------------------
10.2(a) hereof.

          1.6  "Affiliate" means, as applied to any Person, any other Person
                ---------
directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or partnership interests, by contract, or otherwise.

          1.7  "Agreement" shall have the meaning given in the Preamble hereof.
                ---------

          1.8  "Asset Purchase Agreement" shall have the meaning given in
                ------------------------
Section 7.15 hereof.

          1.9  "Assets" shall have the meaning given in Section 4.15 hereof.
                ------

          1.10  "Benefit Arrangement" shall mean any written employment,
                 -------------------
consulting, severance or other similar contract, arrangement or policy and each written plan, arrangement, program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multi-Employer Plan,
(b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Seller or an ERISA Affiliate in connection with the Restaurant Operations or under which Seller or any ERISA Affiliate may incur any liability arising out of the Restaurant Operations, and (c) covers any employee or former employee of Seller or, as of the Closing Date, the Partnership.

          1.11  "Best Knowledge" when used with respect to (i) Seller, shall
                 --------------
mean known to the actual knowledge of Douglas Kollus, Glen Freter or any other executive officer (no more junior than a Vice President) of Seller, or John M. Creed, William R. Kuntz, Jr., Esq., Harold E. Gaubert, Jr., or Timothy A. Halverson, each in their individual capacities and not in their capacities as officers of CHE and (ii) Buyer, shall mean known to the actual knowledge of John
P. Wagner or Anthony R. DeGrazier, II. Notwithstanding anything in this Agreement to the contrary, no individual named in this definition shall have any personal liability in connection with this Agreement, and the fact that certain officers and/or employees of CHE and Seneca are included in this definition shall not result in any liability on the part of CHE or Seneca for any of the representations and warranties of Seller or Buyer made herein.

          1.12  "Books and Records" shall mean (a) all records and lists
                 -----------------
pertaining to the Restaurant Operations, (b) all records and lists pertaining to the business, customers, suppliers or personnel of any of the Restaurants, (c) all product, business and marketing plans and records used by or in connection with any of the Restaurants, and (d) all books, ledgers, files, reports, plans, and operating records of every kind related to or used in connection with the Restaurant Operations. Books and Records shall include any of the foregoing which were or are maintained by either of Seller or CHE (or any of their Representatives).

          1.13  "Buyer" shall have the meaning given in the Preamble.
                 -----

          1.14  "CHE" shall mean Chart House Enterprises, Inc., a Delaware
                 ---
corporation and the sole stockholder of Seller.

          1.15  "Cleanup" shall mean all actions required to:  (1) cleanup,
                 -------
remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation or Hazardous Materials in the indoor or outdoor environment.

          1.16  "Closing" shall have the meaning given in Section 3.1 hereof.
                 -------

          1.17  "Closing Balance Sheet" shall mean the balance sheet relating to
                  --------------------
the Restaurant Operations, dated as of the Closing Date.

          1.18  "Closing Date" shall have the meaning given in Section 3.1
                 ------------
hereof.

          1.19  "Code" shall mean the Internal Revenue Code of 1986, as
                 ----
amended.

          1.20  "Condition" shall have the meaning given in Section 4.1 hereof.
                 ---------

          1.21  "Contracts" shall have the meaning given in Section 4.17 hereof.
                 ---------

          1.22  "Contribution Agreement" shall have the meaning given in Section
                 ----------------------
8.11 hereof.

          1.23  "Damages" shall have the meaning given in Section 11.3(a)
                 -------
hereof.

          1.24  "Disclosure Schedules" shall mean the Disclosure Schedules
                 --------------------
attached hereto.

          1.25  "Employee Plans" shall mean all Benefit Arrangements, Welfare
                 --------------
Plans, Pension Plans and Multi-Employer Plans.

          1.26  "Encumbrances" shall mean any claim, lien, pledge, option,
                 ------------
charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          1.27  "Environmental Claim" shall mean any claim, action, cause of
                 -------------------
action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by Seller or, as of the Closing Date, the Partnership, or
(B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          1.28  "Environmental Laws" shall mean all federal, state, local and
                 ------------------
foreign laws and regulations relating to pollution or protection of the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

          1.29  "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
of 1974, as amended.

          1.30  "ERISA Affiliate" shall mean any entity which is (or at any
                 ---------------
relevant time was) a member of a "controlled group of corporations" with or under "common control" with Seller as defined in Section 414(b) or (c) of the Code.

          1.31  "Excess" shall have the meaning given in Section 11.4 hereof.
                 ------

          1.32  "Financial Statements" shall mean the unaudited balance sheet of
                 --------------------
Seller as of December 31, 1995, and the related unaudited profit and loss statements for the year ended December 31, 1995.

          1.33  "First Amendment to IR-L.P. Partnership Agreement" shall mean
                 ------------------------------------------------
that certain First Amendment to First Amended and Completely Restated Agreement of Limited Partnership of Islands Restaurants, L.P., to be entered into prior to the Closing upon the written approval of holders of greater than fifty percent (50%) of the limited partnership interests, and which shall amend, among other things, the purposes of IR-L.P. to include, among other things, the business of owning and managing entities that own, manage and operate the Restaurants.

          1.34  "First Amendment to Partnership Agreement" shall have the
                 ----------------------------------------
meaning given in Section 2.2 hereof.

          1.35  "Fixtures and Equipment" shall mean all of the furniture,
                 ----------------------
fixtures, furnishings, equipment, machinery, appliances, tools, small wares, pots, pans, silverware, computers and computer systems, computer software (except for any and all computer software related to the Sextant System which is proprietary to CHE) owned by Seller and used in connection with the Restaurant Operations and/or necessary or desirable for the operation of the Restaurants but which are not otherwise used at the Restaurant level, whether reflected on the financial statements of Seller or CHE, including, without limitation, each of the foregoing items maintained by Seller or CHE at the property that will be subject to the Sublease.

          1.36  "Florida Buyer" shall have the meaning given in Section 7.15
                 -------------
hereof.

          1.37  "GAAP" shall have the meaning given in Section 4.10 hereof.
                 ----

          1.38  "Hazardous Materials" shall mean all substances defined as
                 -------------------
Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5, or defined as such by, or regulated as such under, any Environmental Law.

          1.39  "Inventories" shall mean (a) all of Seller's inventories held
                 -----------
for resale in the ordinary course of Seller's business in connection with the Restaurant Operations, including, without limitation, food and beverage inventory and supplies, (b) all of Seller's office supplies and similar materials used in connection with the Restaurant Operations or at Seller's corporate level, and (c) all items owned by Seller and stored or held at CHE's commissary in Carlsbad, California which have been reasonably approved by Buyer.

          1.40  "IR-L.P." shall mean Islands Restaurants, L.P., a Delaware
                 -------
limited partnership and the sole limited partner in Buyer with a ninety-nine percent (99%) limited partnership interest therein.

          1.41  "IR-L.P. Partnership Agreement" shall mean that certain First
                 -----------------------------
Amended and Completely Restated Agreement of Limited Partnership of Islands Restaurants, L.P., dated as of February 13, 1995, by and among Seneca, as general partner, and those certain persons and/or entities identified on Exhibit
                                                                         -------
"A" attached thereto, as limited partners, which governs IR-L.P.
- ---

          1.42  "Leasehold Improvements" shall mean all of Seller's leasehold
                 ----------------------
improvements in or on the real property leased under the Leases.

          1.43  "Leases" shall mean all of the existing leases with respect to
                 ------
the real and personal property used in connection with or relating to the Restaurant Operations, which Leases are listed on Schedule 4.16 of the
                                                  -------------
Disclosure Schedules attached hereto.

          1.44  "Liabilities" shall have the meaning given in Section 4.10
                 -----------
hereof.

          1.45  "License Agreement" shall mean the License Agreement,
                 -----------------
substantially in the form attached hereto as Exhibit "A", to be entered into by
                                             -----------
and between IR-L.P., as licensor, and the Partnership, as licensee, in connection with, and as a condition to, the Closing pursuant to which IR-L.P. shall grant a non-exclusive license to use those certain Marks (as defined therein) and the trade name "Islands" and certain indicia of the "Islands" concept to the Partnership to be used only in connection with the Restaurant Operations and only at the Restaurants described on Schedule 1.62.
                                                    -------------
          1.46  "Liens" shall mean any claim, lien, charge, encumbrance,
                 -----
security interest, pledge, restriction or other right or interest of any person or entity.

          1.47  "Liquor Licenses" shall mean alcoholic beverage and liquor
                 ---------------
licenses.

          1.48  "Management Agreement" shall mean the Management Agreement,
                 --------------------
substantially in the form attached hereto as Exhibit "B", to be entered into by
                                             -----------
and between IR-L.P. and the Partnership in connection with, and as a condition to, the Closing pursuant to which IR-L.P. shall manage the business and operations of the Partnership.

          1.49  "Multi-Employer Plan" shall mean any "multi-employer plan" as
                 -------------------
defined in Section 4001(a)(3) of ERISA (a) which, in connection with the Restaurant Operations, Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or maintained, administered, contributed to or was required to contribute to, or under which Seller or any ERISA Affiliate may incur any liability and (b) which covers any employee or former employee of Seller or, as of the Closing Date, the Partnership.

          1.50  "Note and Loan Agreement" shall have the meaning given in
                 -----------------------
Section 2.3 hereof.

          1.51  "OSHA" shall mean the Occupational Safety and Health
                 ----
Administration.

          1.52  "Partnership" shall have the meaning given in Recital B hereof.
                 -----------

          1.53  "Partnership Agreement" shall mean that certain Agreement of
                 ---------------------
Limited Partnership of Islands California/Arizona LP, a Delaware limited partnership, substantially in the form attached hereto as Exhibit "C", to be
                                                          -----------
entered into as of the Closing Date, by and between Seller and Buyer which shall describe the capital contributions to be made by Seller and shall govern the Partnership, as the same shall be amended in accordance with the transactions contemplated hereby by the First Amendment to Partnership Agreement.

          1.54  "Pension Plan" shall mean any "employee pension benefit plan" as
                 ------------
defined in Section 3(2) of ERISA (other than a Multi-Employer Plan) (a) which, in connection with the Restaurant Operations, Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Seller or any ERISA Affiliate may incur any liability and (b) which covers any employee or former employee of Seller or, as of the Closing Date, the Partnership.

          1.55  "Permits" shall mean all licenses, permits, franchises,
                 -------
approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local.

          1.56  "Person" means and includes natural persons, limited liability
                 ------
companies, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities.

          1.57  "Pledge and Security Agreement" shall have the meaning given in
                 -----------------------------
Section 2.3 hereof.

          1.58  "Real Property" shall mean, collectively, the real property
                 -------------
leased under each Lease and the Leasehold Improvements related thereto.

          1.59  "Release" shall mean any release, spill, emission, discharge,
                 -------
leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurfacestrata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          1.60  "Representative" shall mean any officer, director, principal,
                 --------------
attorney, agent, employee or other representative.

          1.61  "Restaurant Operations" shall mean the business and affairs of
                 ---------------------
all of the Restaurants, and any and all aspects of the operations of the Restaurants, as if such Restaurants were a separate and distinct business entity from Seller.

          1.62  "Restaurants" shall have the meaning given in Recital A and are
                 -----------
more particularly described on Schedule 1.62.
                               -------------

          1.63  "Seller" shall have the meaning given in the Preamble.
                 ------

          1.64  "Seneca" shall mean Seneca Partners Inc., a Delaware
                 ------
corporation.

          1.65  "Shortfall" shall have the meaning given in Section 11.4 hereof.
                 ---------

          1.66  "Sublease Agreement" shall mean that sublease agreement to be
                 ------------------
executed and delivered by IR-L.P., as sublessee, and CHE, as sublessor, in connection with, and as a condition to, the Closing, in a form reasonably acceptable to CHE and IR-L.P. for that certain office space located at the Solana Beach Hotel previously agreed to by CHE and IR-L.P. with rental payments equal to Four Thousand Fifty Dollars ($4,050) per month (or One Dollar and Thirty-Five Cents ($1.35) per square foot per month for three thousand (3,000) square feet) and for a term of one (1) year with an option by IR-L.P. to renew the sublease for another one (1) year term at Four Thousand Two Hundred Dollars ($4,200) per month (or One Dollar and Forty Cents ($1.40) per square foot per month for three thousand (3,000) square feet).

          1.67  "Taxes" shall mean any federal, state, local or foreign income,
                 -----
sales, use, transfer, payroll, social security, disability, personal property, occupancy, franchise, premium or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon.

          1.68  "Title Documents" shall have the meaning given in Section 8.4
                 -----------------
hereof.

          1.69  "Welfare Plan" shall mean any "employee welfare benefit plan" as
                 ------------
defined in Section 3(1) of ERISA (i) which, in connection with the Restaurant Operations, Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Seller or any ERISA Affiliate may incur any liability and (ii) which covers any employee or former employee of Seller or, as of the Closing Date, the Partnership.

                                  ARTICLE II


                    PURCHASE AND SALE OF ACQUIRED INTERESTS
                    ---------------------------------------

          2.1  Formation of the Partnership.  Upon the terms and subject to
               ----------------------------
the conditions contained herein and in the Partnership Agreement, on the Closing Date, (i) Seller and Buyer shall form the Partnership by executing and delivering the Partnership Agreement and any and all other documents and/or agreements required to be executed in connection with the formation of the Partnership, (ii) Seller shall cause the Partnership to make such filings as are necessary with (a) the Secretary of State of the State of Delaware to form the Partnership, (b) the Secretary of State of the State of California and Arizona, or such other regulatory agency as may be applicable, to qualify to do business in such state(s) and (c) the Secretary of State of the State of California and the California Department of Corporations in connection with the issuance of the limited partnership interests to Seller (such as a 25102
(f) notice filing), (iii) Seller shall contribute to the capital of the Partnership all as more particularly described in the Contribution Agreement and the Partnership Agreement, (a) Two Hundred Fifty Dollars ($250) in exchange for a twenty-five percent (25%) Class A limited partnership interest and a credit to Seller's capital account of Two Hundred Fifty ($250) and (b) the Restaurant Operations and all of the assets related thereto and certain other assets of Seller that are not used at the Restaurant level but are necessary or desirable for the operation of the Restaurants, which contributed assets shall have an agreed-upon fair market value equal to Twenty Million Dollars ($20,000,000) in exchange for a seventy-four percent (74%) Class B limited partnership interest and a credit to Seller's capital account of Twenty Million Dollars ($20,000,000) and (iv) Buyer shall contribute to the capital of the Partnership Seven Hundred Fifty Dollars ($750) in exchange for a one percent (1%) general partnership interest and a credit to Buyer's capital account of Seven Hundred Fifty Dollars ($750).

          2.2  Transfer of Acquired Interest. Immediately following the
               -----------------------------
consummation of the transactions contemplated in Section 2.1 and upon the terms and subject to the conditions contained herein, on the Closing Date,
Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Seller, the Acquired Interest free and clear of all Liens. As a result of such acquisition, Buyer shall succeed to the Twenty Million Dollar ($20,000,000) amount set forth in the capital account of Seller which is attributable to the Class B limited partnership interest, all as more particularly described in the First Amendment to the Agreement of Limited Partnership of Islands California/Arizona LP, a Delaware Limited Partnership, which shall be executed and delivered by Buyer and Seller at the Closing and dated as of the Closing Date (the "First Amendment to Partnership Agreement"), substantially in the form attached hereto as Exhibit "D", which shall, among
                                             -----------
other things, memorialize the transactions described in this Section 2.2 hereof and set forth the respective rights, title and interests of Seller and Buyer in and to the Partnership following the Closing.

          2.3  Consideration for the Acquired Interest.  As and in consideration
               ---------------------------------------
of the sale, transfer, assignment, conveyance and delivery of the Acquired Interest, on the Closing Date, Buyer shall execute and deliver to Seller a loan agreement and a secured promissory note in the principal amount of Twenty Million Dollars ($20,000,000) (collectively, the "Note and Loan Agreement"), substantially in the forms attached hereto as Exhibits "E" and "F",
                                              ------------     ---
respectively, which shall be secured by a security interest in Buyer's general partnership interest and Class B limited partnership interest in the Partnership, as shall be set forth more fully in a pledge and security agreement (the "Pledge and Security Agreement"), substantially in the form attached hereto as Exhibit "G", which shall also be
                                             -----------
executed and delivered to Seller concurrently with the Note and Loan Agreement.


                                  ARTICLE III

                                    CLOSING
                                    -------
        3.1  Closing.  The closing for the consummation of the transactions
             -------
contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by the parties hereto, take place at 9:00 a.m., local time, on April 30, 1996 at the offices of Allen, Matkins, Leck, Gamble & Mallory LLP, 18400 Von Karman, Fourth Floor, Irvine, California 92715. The date on which such Closing actually takes place is herein referred to as the "Closing Date." In the event any of the parties is entitled not to close on the scheduled date because any condition to its obligation to close as set forth in Article VII or Article VIII, as applicable, has not been met (or waived by the party or parties entitled to waive it), such party may, in its sole discretion, elect to postpone the Closing from time to time, by giving at least five (5) days' prior notice to the other party, until the condition has been met (which each party will use its respective best efforts to cause to happen), but in no event to a date later than June 30, 1996.

        3.2  Conveyances at Closing
             ----------------------

             (a) Documents.  To effect the transactions contemplated by
                 ---------
        Article II, the appropriate parties will, on the Closing Date, execute and/or deliver the following:

                 (i)   the First Amendment to Partnership Agreement,

                 (ii)  the Note and Loan Agreement, and

                 (iii) the Pledge and Security Agreement and any necessary UCC-1 Financing Statements in connection therewith.

             (b) Form of Instruments.  To the extent that a form of any
                 -------------------
        document or agreement to be delivered hereunder is not attached as an exhibit hereto, the instrument shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to each of the parties hereto.

        3.3  Other Deliveries and Actions at Closing.  In addition to the
             ---------------------------------------
foregoing matters, at the Closing:

             (a) Certificates and Opinions.  The parties hereto, as
                 -------------------------
        appropriate, shall deliver the certificates, other documents and opinions of counsel and shall take the other actions described in Articles VII and VIII hereof;

             (b) Consents.  Seller shall deliver all governmental or third-
                 --------
        party consents, Permits, waivers and approvals required for all of the transactions contemplated hereby, including, without limitation, any consents required to be received from landlords and/or lenders as a result of the formation and change of control of the Partnership and any transfers of Liquor Licenses (temporary or otherwise and evidence that any and all applicable fees required in connection with the initial transfer thereof have been paid) which may be required in order that there shall be no interruption in any of the Restaurant Operations as a result of the transactions contemplated by this Agreement; and

             (c) Further Assurances.  Each party shall deliver such other
                 ------------------
        documents, and take such other actions, as shall reasonably be requested by any other party to this Agreement, for purposes of consummating the transactions provided for herein.

                                  ARTICLE IV
                                  ----------

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

        Seller hereby represents and warrants to Buyer, except as set forth in the Disclosure Schedules, as follows (provided, however, that any representation or warranty or any portion thereof relating to the Partnership or the Acquired Interest shall not be deemed to have been made as of the date of execution of this Agreement but shall be deemed to have been made only as of the Closing
Date):

        4.1  Organization and Qualification of Seller.  Seller is a
             ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, assets, liabilities or operations (collectively, the "Condition") of the Restaurant Operations.

        4.2  Organization of the Partnership.  As of the Closing Date, the
             -------------------------------
Partnership shall be a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and have the requisite power and authority to conduct its business as contemplated by the Partnership Agreement. As of the Closing Date, the Partnership shall be duly qualified to do business as a foreign limited partnership and shall be in good standing in each jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse affect on the Condition of the Partnership or the Restaurant Operations.

        4.3  Ownership of Interests.  Upon the initial formation of the
             ----------------------
Partnership, Seller will own a twenty-five percent (25%) Class A limited partnership interest and a seventy-four percent (74%) Class B limited partnership interest in the Partnership and will have an aggregate balance of Twenty Million Two Hundred Fifty Dollars ($20,000,250) standing in

Seller's capital account in the Partnership of which Two Hundred and Fifty Dollars ($250) are attributable to its Class A limited partnership interest and Twenty Million Dollars ($20,000,000) are attributable to its Class B limited partnership interest. Upon consummation of the Closing and all of the transactions contemplated hereby, Buyer and Seller shall each be a partner of the Partnership, with a one percent (1%) general partnership interest and a seventy-four percent (74%) Class B limited partnership interest in and to the Partnership, with respect to Buyer, and a twenty-five percent (25%) Class A limited partnership interest in and to the Partnership, with respect to Seller, and Buyer shall have a balance of Twenty Million Seven Hundred Fifty Dollars ($20,000,750) in Buyer's capital account in the Partnership and Seller shall have a balance of Two Hundred Fifty Dollars ($250) in Seller's capital account in the Partnership . There are no security interests, Liens, options, rights of first refusal, puts, calls, commitments or other agreements of any character whatsoever affecting the Acquired Interest.

          4.4  Authority of Seller.  Seller has the full requisite right, power
               -------------------
and authority and has taken all corporate action necessary to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the board of directors of Seller and of CHE and by CHE, as the sole stockholder of Seller, and no other corporate proceedings on the part of Seller or CHE are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          4.5  Due Execution.  This Agreement has been duly executed and
               -------------
delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

          4.6  Partnership Agreement.  As of the Closing Date, the Partnership
               ---------------------
Agreement shall be in full force and effect and there shall have been no modifications or amendments thereto, except as contemplated by this Agreement and the First Amendment to Partnership Agreement.

          4.7  No Conflict or Violation.  Except as set forth on Schedule 4.7 of
               ------------------------                          ------------
the Disclosure Schedules, neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien or Encumbrance upon the Acquired Interest (as of the Closing Date) or any of the Assets or Restaurants under any of the terms, conditions or provisions of (i) Seller's Certificate of Incorporation or Bylaws, (ii) as of the Closing Date, the Partnership Agreement, or (iii) to the Best Knowledge of Seller, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, Lease, franchise, Permit, agreement, authorization or other instrument or obligation relating in any way to the Assets or the Restaurant Operations to which Seller, or, as of the Closing Date, the Partnership is a party, or to which Seller, or, either the Partnership or the Acquired Interest (as of the Closing Date), or any of the properties or assets of Seller or, as of the Closing Date, the Partnership may be subject or (b) to the Best Knowledge of Seller, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller, or, either the Partnership or the Acquired Interest (as of the Closing Date), or any of the properties or assets of Seller or, as of the Closing Date, the Partnership, except, in the case of each of clauses (a) and (b) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens which, in the aggregate, would not have a material adverse effect on either the Partnership or the Acquired Interest (as of the Closing Date), the Restaurant Operations or on the ability of Seller to consummate the transactions contemplated hereby or (c) result in the payment by, or the creation of any obligation (absolute or contingent) to pay on behalf of, the Partnership of any severance, termination, "golden parachute" or other similar payments pursuant to any employment or other agreements.

          4.8  Consents and Approvals.  Except as set forth on Schedule 4.8 of
               ----------------------                          ------------
the Disclosure Schedules, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement, including, without limitation, the formation of the Partnership, the transfer of the Restaurant Operations to the Partnership, and the transfer and assignment of the Acquired Interest to Buyer, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, approvals or Permits would not individually or in the aggregate, have a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement or on the Condition of the Partnership (as of the Closing Date) or the Restaurant Operations.

          4.9  Books and Records.  Seller has made and kept (and given Buyer and
               -----------------
Buyer's Representatives access to) all of the Books and Records related to or used in connection with the Restaurant Operations. On or prior to the Closing Date, Seller shall have delivered all of the Books and Records relating to the Restaurant Operations to Buyer or its designee.

          4.10  Financial Statements.  Seller has delivered to Buyer or its
                --------------------
designee copies of the Financial Statements. The Financial Statements (a) have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby and (b) fairly and accurately present the consolidated assets, liabilities and financial position of Seller as of the date thereof and the consolidated results of operations and changes in cash flows for the periods then ended. Seller does not have, nor will the Partnership have, as of the Closing Date, as a result of the transfer of the Restaurant Operations thereto, any liabilities, obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether known or unknown, matured or unmatured) (collectively, "Liabilities") which would be required to be reflected on, or reserved against in, a balance sheet or in the notes thereto, prepared in accordance with GAAP consistently applied, except (i) Liabilities which are adequately reflected or reserved against in the Financial Statements, (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since December 31, 1995, (iii) Liabilities set forth on Schedule 4.10
                                                                 -------------
of the Disclosure Schedules and (iv) Liabilities which have been incurred for legal, accounting, filing fees and out-of-pocket expenses in connection with this Agreement and the transactions contemplated herein, all of which Liabilities under this subparagraph (iv) shall be paid by Seller following the Closing Date.

          4.11  Litigation.  There are no Actions pending or, to the Best
                ----------
Knowledge of Seller, threatened (i) against or affecting Seller, any of Seller's assets or the Restaurant Operations, at law or in equity, which are reasonably likely to, have, individually or in the aggregate, a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby or on the Condition of the Partnership (as of the Closing Date) or the Restaurant Operations, (ii) against, involving or relating to any officers or directors of Seller, in such capacity, (iii) against Seller alleging that Seller's uses of the Marks (as defined in the 1993 License Agreement) infringe the proprietary rights of any person or entity, (iv) challenging or seeking to enjoin the transactions contemplated hereby or (iv) in which Seller is a plaintiff. In addition, to the Best Knowledge of Seller, there is no valid basis for any such Actions.

          4.12  Compliance with Law.  Except as set forth on Schedule 4.12 of
                -------------------                          -------------
the Disclosure Schedules, to the Best Knowledge of Seller, Seller has not, nor, as of the Closing Date, will the Partnership have, violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby or on the Condition of the Partnership (as of the Closing Date) or the Restaurant Operations; and, to the Best Knowledge of Seller, the conduct of the Restaurant Operations is in conformity with all Environmental Laws and all energy, public utility, zoning, building code, fire code, health and OSHA requirements and all other foreign, federal, state and local governmental and regulatory requirements except where the aggregate of all such nonconformities would not have a material adverse effect on the Condition of the Partnership (as of the Closing Date) or the Restaurant Operations. Seller has not received any notice to the effect that the Restaurant Operations are not in compliance with any such statute, law, ordinance, regulation, rule, judgment, decree or order.

          4.13  Liquor Licenses.  The Partnership will have by the Closing Date,
                ---------------
all Liquor Licenses (temporary or otherwise) from governmental agencies which shall be required for the Partnership to conduct, without interruption, the Restaurant Operations, as such Restaurant Operations are currently being conducted.

          4.14  Changes.  Except as described on Schedule 4.14 of the Disclosure
                -------                          -------------
Schedules, since December 31, 1995, none of the following have occurred:

               (a) any material adverse change in the working capital, revenues, income, cash flow or Condition of the Restaurant Operations;

               (b) any change by Seller in accounting methods, principles or practices, or any revaluation of any of the Assets relating to the Restaurant Operations, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

               (c) any incurrence of any material Liability, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with prior practice, none of which current Liabilities, individually or in the aggregate, could have a material adverse affect on the Condition of the Partnership (as of the Closing Date) or the Restaurant Operations, or any capital expenditures or capital additions or betterments in excess of Twenty-Five Thousand Dollars ($25,000) in any single case;

               (d) any payment, discharge or satisfaction of any Liabilities other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business since December 31, 1995, or any cancellation of any indebtedness or waiver or release of any right or claim relating to the Partnership (as of the Closing Date) or the Restaurant Operations which had or could have a material adverse effect on the Condition of the Partnership (as of the Closing Date) or the Restaurant Operations;

               (e) any declaration, setting aside, or payment of dividends or other distributions by Seller or, as of the Closing Date, the Partnership;

               (f) any increase in the rate of compensation payable or to become payable to any employee of Seller (in connection with the Restaurant Operations) or as of the Closing Date, the Partnership, except, with respect to Restaurant-level employees only, in the ordinary course of business consistent with past practice, including, without limitation, the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such employee, or the adoption of, addition to, modification of, or contribution to any Employee Plan;

               (g) any adverse change in employee relations which has or is reasonably likely to have an adverse effect on the Condition of the Partnership (as of the Closing Date) or the Restaurant Operations or the relationships between the employees and the management of the Restaurant Operations;

               (h) any amendment, cancellation or termination of (or receipt of any written or verbal notice of termination or default under) any material Contract, agreement, Lease or Permit (except where the amendment, cancellation or termination of any Permit is as a result of a transfer to the Partnership, resulting in an amendment to the Permit to reflect the Partnership, as the new licensee, or the cancellation and termination of such prior existing Permit in order to provide for the reissuance of the Permit to the Partnership) relating to the Partnership (as of the Closing
     Date) or the Restaurant Operations or entry by Seller into any commitment, contract, lease or transaction relating in any way to the Restaurant Operations which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

               (i) any mortgage, pledge or other encumbrance of any Assets or properties of Seller (in connection with the Restaurant Operations) or, as of the Closing Date, the Partnership, or any sale, assignment or transfer of any of such Assets or properties, other than in the ordinary course of business involving Assets with a value of less than Twenty-Five Thousand Dollars ($25,000) individually or in the aggregate;

               (j) any failure to pay or satisfy when due any obligation owed in connection with the Restaurant Operations in excess of Twenty-Five Thousand Dollars ($25,000) individually or in the aggregate;

               (k) any failure to diligently carry on the Restaurant Operations in the ordinary course so as to preserve the goodwill of any suppliers, customers and others having business relations with the Restaurant Operations;

               (l) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets used in connection with or relating to, or Condition of, the Partnership (as of the Closing
     Date) or the Restaurant Operations;

               (m) any other event or condition which has or might reasonably be expected to have a material adverse effect on the Condition of the Partnership (as of the Closing Date) or the Restaurant Operations; or

               (n) any agreement by Seller to do any of the things described in the preceding clauses (a) through (m) other than as expressly provided for herein.

               4.15  Assets.  The Fixtures and Equipment shown on the Financial
                     ------
Statements and all of the Fixtures and Equipment acquired after December 31, 1995, the date of such Financial Statements, are valued at or below actual cost less an adequate and proper depreciation charge in accordance with GAAP. In addition, such assets have not been depreciated for tax purposes in any manner inconsistent with applicable Internal Revenue Service regulations or guidelines, if any. The Partnership will have prior to the Closing good and marketable title to all of the assets (real, personal or mixed, tangible or intangible) including, without limitation, the Fixtures and Equipment, used in connection with or relating to the Restaurant Operations or the business or operations of Seller which do not necessarily relate to the Restaurants but are necessary or desirable for the operation of the Restaurants in a manner consistent with the way such Restaurants were operated by Seller prior to the Closing Date, except as specifically excluded in the Contribution Agreement (collectively, the "Assets"), free and clear of all Encumbrances, and all of such Assets shall have been contributed to the capital of the Partnership by Seller in accordance with accordance with all applicable laws, except as described on Schedule 4.15 of the
                                                            -------------
Disclosure Schedules. All Fixtures and Equipment, Leasehold Improvements and other tangible Assets are (a) insured to the extent and in a manner customary in the restaurant industry, (b) to the Best Knowledge of Seller, with respect to only the buildings in which the Restaurants are located and the Leasehold Improvements, structurally sound with no known material physical or mechanical defects or deficiencies, including, but not limited to, the roofs, exterior walls or structural components of the Restaurants, (c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which would not be material, (e) sufficient for the operation of the Restaurant Operations as presently conducted and (f) to the Best Knowledge of the Seller, in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including all applicable Environmental Laws and all applicable zoning, motor vehicle safety, building code, fire code, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a material adverse effect on the Condition of the Partnership (as of the Closing Date) or the Restaurant Operations.

               4.16  Real Property and Leases.  As of the Closing Date, the
                     ------------------------
Partnership shall not own any real property.  Schedule 4.16 of the
                                              -------------
Disclosure Schedules contains a complete and accurate list of all Leases for any real or personal property used in connection with or relating to the Restaurant Operations. To the Best Knowledge of Seller, all such Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default under any of such Leases, and all lessors under such Leases have, or will have prior to the Closing Date, consented
(where such consent is necessary) to the consummation of the transactions contemplated by this Agreement, including, without limitation, the change of ownership of the Partnership which shall occur as a result of the transfer and assignment of the Acquired Interest to Buyer. True copies of all of the Leases, including all amendments and supplements thereto, and, to the extent such items are in Seller's possession and control, all of the complete "as-built" plans, drawings and specifications relating to all of the Leasehold Improvements with respect to each Lease will be made available to Buyer or its designee prior to the Closing Date, and shall be delivered to Buyer or its designee on the Closing Date.

               4.17  Contracts and Commitments.  All material, executory, oral
                     -------------------------
or written contracts, agreements, plans, undertakings and commitments to which Seller is a party or by which it is bound relating to the Restaurant Operations or by which the Partnership shall be bound as of the Closing
Date (collectively, the "Contracts") are listed and described on Schedule 4.17
                                                                 -------------
of the Disclosure Schedules, including, without limitation, all Contracts of the following types:

                     (a) Contracts not made in the ordinary course of business;

                     (b) Employment or management contracts, consulting contracts, collective bargaining contracts, termination and severance agreements or any other contract or agreement of any nature whatsoever with any director, officer, employee, consultant, or stockholder of Seller;

                     (c)  Labor or union contracts;

                     (d) Options to acquire any property, real or personal, whether Seller or the Partnership shall be the grantor or grantee thereunder;

                     (e) Contracts or commitments relating to commission arrangements with others, or any distribution, franchise, license, sales, agency or advertising contracts involving amounts in excess of Twenty-Five Thousand Dollars ($25,000) per year;

                     (f) Promissory notes, mortgages, deeds of trust, loan agreements, security agreements, credit agreements, indentures, evidences of indebtedness, guarantees, or other instruments relating to the lending or borrowing of money, or the guaranteeing of the obligations of any other person or entity, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000), whether the Partnership shall be the borrower, lender or guarantor thereunder;

                     (g) Contracts containing covenants limiting the freedom of Seller or the Partnership, or any officer, director or employee of Seller or the Partnership, to engage in any line of business or compete with any person;

                     (h) Contracts or agreements providing for payments in excess of Twenty-Five Thousand Dollars ($25,000) or rights that are triggered upon a change in control of the Restaurant Operations; and

                     (i) Any other contract or agreement involving expenditures or liabilities, actual or potential, or the receipt of payment, in excess of Twenty-Five Thousand Dollars ($25,000).

True copies of all of the Contracts, including all amendments and supplements thereto, will be made available to Buyer or its designee prior to the Closing Date, and shall be delivered to Buyer or its designee on the Closing Date.

               4.18 Absence of Breaches or Defaults.  All of the Contracts are
                    -------------------------------
valid and in full force and effect. All obligations under the Contracts have been duly performed to the extent those obligations to perform have accrued, and no material default or breach under any Contracts has occurred or is existing.

               4.19 1993 License Agreement.  Except as set forth on
                    ----------------------
Schedule 1.62 hereto and on Schedule 1.64 to the Asset Purchase Agreement,
- -------------               -------------
neither Seller nor any Affiliate thereof has established or operates any restaurant under the trade name "Islands" or utilizing the Islands concept pursuant to the 1993 License Agreement or otherwise. Seller has not sold, assigned or otherwise transferred any rights, duties or obligations under the 1993 License Agreement, except as consented to in writing by IR-L.P. and further, Seller has not sublicensed or franchised the rights and license granted to Seller pursuant to the 1993 License Agreement to any other person or entity. Seller is not aware of any other person's or entity's unauthorized use or infringement of the Marks (as defined in the 1993 License Agreement).

               4.20 Employee Benefit Plans.
                    ----------------------

                   (a) Disclosure of Employee Plans.  Schedule 4.20 of the
                       ----------------------------   -------------
     Disclosure Schedules contains a complete list of all Employee Plans which cover or have covered employees of Seller (in connection with the Restaurant Operations) or, as of the Closing

     Date, the Partnership, written copies of each of which have been provided to Buyer or its designee prior to the Closing Date.

                  (b) Representations.  Except as set forth on Schedule 4.20
                      ---------------                          -------------
     of the Disclosure Schedules:

                      (i)   Pension Plans and Multi-Employer Plans.  Seller does
                            --------------------------------------

          not nor, as of the Closing Date, will the Partnership, maintain, and none of the employees of Seller (in connection with the Restaurant Operations) or, as of the Closing Date, the Partnership, are covered or have been covered by, any Pension Plan or Multi-Employer Plan.

                      (ii)  Welfare Plans.  Seller does not nor, as of the
                            -------------
          Closing Date, will the Partnership maintain, and none of the employees of Seller (in connection with the Restaurant Operations) or, as of the Closing Date, the Partnership, are covered or have been covered by, any Welfare Plan.

                      (iii) Benefit Arrangements.  Each Benefit Arrangement
                            --------------------
          which covers or has covered employees or former employees of Seller (in connection with the Restaurant Operations) or, as of the Closing Date, the Partnership, has been maintained in compliance with its terms, and, to the Best Knowledge of Seller, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including but not limited to the Code. Except as set forth on Schedule 4.20 of the
                                                      -------------
          Disclosure Schedules, and except as provided by law, the employment of all persons presently employed or retained by Seller (in connection with the Restaurant Operations) or to be employed or retained by the Partnership at the Closing Date, is terminable at will.

                      (iv)  Litigation.  None of Seller, the Partnership (as of
                            ----------
          the Closing Date) or, to the Best Knowledge of Seller, any ERISA Affiliate, any Employee Plan which covers or has covered employees or former employees of Seller (in connection with the Restaurant Operations) or, as of the Closing Date, the Partnership, or any fiduciary or administrator of an Employee Plan, is a party to any litigation relating to or seeking benefits under any Employee Plan or relating to the administration or operation thereof.

                      (v)   No Amendments.  Neither Seller nor any ERISA
                            -------------
          Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of Seller (in connection with the Restaurant Operations) or, as of the Closing Date, the Partnership or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of Seller (in connection with the Restaurant Operations) or, as of the Closing Date, the Partnership.

              4.21  Taxes and Tax Returns.
                    ---------------------

                    (a) Seller has timely filed with the appropriate taxing authorities all returns (including without limitation, information returns and other material information) in respect of Taxes related to Seller and all of the Restaurant Operations required to be filed for periods ending through the date hereof and will timely file any such returns required to be filed for periods ending prior to the Closing Date. Except as set forth on Schedule 4.21 of the Disclosure Schedules, Seller has not requested any extension of time within which to file returns (including, without limitation, information returns in respect of any Taxes). The information which has been filed is complete and accurate in all material respects.
     All Taxes related to the Restaurant Operations, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor and to the Best Knowledge of Seller, neither Seller nor, as of the Closing Date, the Partnership has any material liability for Taxes in excess of the amounts so paid or reserves so established. True copies of the most recently issued bills for all real property taxes and all personal property taxes payable with respect to the Real Property (in connection with each Lease) and the Assets, or any portion thereof, will be made available to Buyer or its designee prior to the Closing Date, and shall be delivered to Buyer or its designee on the Closing Date.

                    (b) Seller has not received notice of any material deficiencies for Taxes from any taxing or other governmental authority relating to the Restaurant Operations. There are no pending or, to the Best Knowledge of Seller, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of Seller, or their counsel, is likely to result in a material additional liability for Taxes. Seller has not been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to Seller or, as of the Closing Date, the Partnership.

                    (c) There are no tax-sharing agreements or similar arrangements with respect to or involving Seller or, as of the Closing Date, the Partnership.

               4.22  Environmental.  Except as set forth on Schedule 4.22 of the
                     -------------                          -------------
                     Disclosure Schedules:

                     (a) To the Best Knowledge of Seller, Seller, all of the Restaurant Operations and, as of the Closing Date, the Partnership are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession of all Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). Seller has not received any communication (written or oral) from any governmental authority that alleges that any of the Restaurant Operations or Seller (in connection with the Restaurant Operations) are not in such compliance and, to the Best Knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future.

                     (b) There is no Environmental Claim pending or, to the Best Knowledge of Seller, threatened against Seller (in connection with the Restaurant Operations) or the Partnership (as of the Closing Date), or any other person or entity, whose liability for any Environmental Claim, Seller or, as of the Closing Date, the Partnership, has or may have retained or assumed either contractually or by operation of law.

                     (c) To the Best Knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material) which could form the basis of any Environmental Claim against Seller (in connection with the Restaurant Operations) or the Partnership (as of the Closing Date), or any other person or entity, whose liability for any Environmental Claim, Seller or, as of the Closing Date, the Partnership, has or may have retained or assumed either contractually or by operation of law.

                     (d) To the Best Knowledge of Seller, neither Seller (in connection with the Restaurant Operations) nor any other person has Released, placed, stored, buried or dumped Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to the real property leased pursuant to the Leases or any property formerly owned, operated or leased in connection with any of the Restaurant Operations, other than general office supplies or cleaning solvents used in the ordinary course of business (which general office supplies, cleaning solvents and other Hazardous Materials, to the Best Knowledge of Seller, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that, to the Best Knowledge of Seller, there has been no Release of any such substances into the indoor or outdoor environment).

                     (e) To the Best Knowledge of Seller, no transfers of Permits or other governmental authorizations under Environmental Laws, and no additional Permits or other governmental authorizations under Environmental Laws, will be required to permit the Partnership to conduct the Restaurant Operations in full compliance with all applicable Environmental Laws immediately following the Closing, as currently conducted. To the extent that such transfers or additional Permits and other governmental authorizations are required, Seller agrees to assist and cooperate with Buyer and/or Buyer's Representatives in all reasonable respects to effect such transfers and use commercially reasonable efforts to obtain such Permits and other governmental authorizations prior to the Closing.

                     (f) True copies of all existing and available soils, environmental and building reports and engineering data pertaining to the Real Property (in connection with each Lease), or any portion thereof, if any, will be made available to Buyer or its designee prior to the Closing Date, and shall be delivered to Buyer or its designee on the Closing Date.

               4.23  Insurance.  Seller maintains and has maintained
                     ---------
continuously since the inception of the Restaurant Operations, with responsible insurance carriers, (i) workers' compensation, property damage and general liability insurance at limits of liability equal to at least the minimum limits of liability set forth in the 1993 License Agreement and
(ii) such other policies as are customarily carried by similar businesses. Seller is not in default under any of such policies or binders, and Seller has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. Except as disclosed on
Schedule 4.23 of the Disclosure Schedules, Seller is not aware of any facts
- -------------
concerning the Restaurant Operations, the Assets or the Liabilities of the Restaurant Operations, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. Except as disclosed on Schedule 4.23 of the Disclosure Schedules, there are no
             -------------
outstanding unpaid claims under any such policies or binders. Such policies and binders provide sufficient coverage for the risk insured against, and are in full force and effect through the Closing Date. Copies of all such policies have been made available to Buyer or its designee for its inspection.

               4.24  Brokers and Finders.  Seller has not employed any broker,
                     -------------------
finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payment in connection with the transactions contemplated by this Agreement.

               4.25  Illegal Payments.  Neither Seller nor any of Seller's
                     ----------------
officers, directors, stockholders or employees have directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the Restaurant Operations, which Seller knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or the laws of any other country having jurisdiction.

               4.26  No Other Agreements to Sell.  Seller has no commitment or
                     ---------------------------
legal obligation, absolute or contingent, to any person or firm other than Buyer to sell, assign or transfer all or any portion of Seller or the Restaurant Operations pursuant to an asset sale, stock purchase, merger, reorganization, joint venture, consolidation or otherwise.

               4.27  Labor Matters.  Neither Seller nor, as of the Closing Date,
                     -------------
the Partnership is a party to any labor agreement with respect to any of their respective employees with any labor organization, union, group or association. There is no labor strike or labor disturbance pending, or, to the Best Knowledge of Seller, threatened against Seller, the Partnership (as of the Closing Date) or the Restaurant Operations nor is any grievance currently being asserted and the Restaurant Operations have never experienced a work stoppage or other labor difficulty. To the Best Knowledge of Seller, all of the Restaurant Operations are in material compliance with all applicable laws respecting employment practices, terms and conditions of employment, wages and hours and are not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against Seller or, as of the Closing Date, the Partnership, pending before the National Labor Relations Board or any other governmental agency.

               4.28  Suppliers.  Schedule 4.28 of the Disclosure Schedules
                     ---------   -------------
contains a complete and accurate list of the names and addresses and nature of the relationship with the five largest suppliers of the Restaurant Operations in terms of purchases during the last fiscal year, showing the approximate total purchases in dollars from each of these suppliers during such fiscal year. Since December 31, 1995, there has been no adverse change in the business relationship with any supplier named on Schedule 4,28 which would have a material adverse effect on the
         -------------
condition of the Restaurant Operations. Seller has not received any communication from any supplier named on Schedule 4.28 of any intention
                                         -------------
to terminate or materially reduce supplies to the Restaurant Operations.

               4.29  Inventories.  Schedule 4.29 of the Disclosure Schedules
                     -----------   -------------
contains a complete and accurate list of all of the addresses at which the Inventories of Seller relating to the Restaurants are located other than at the Restaurants. The values at which the Inventories are shown on the Financial Statements have been determined in accordance with the normal valuation policy of Seller, in conformity with GAAP consistently applied throughout the periods covered thereby, with adequate provisions or adjustments for excess inventory, slow-moving inventory and inventory obsolescence and shrinkage and are valued at the lower of cost or realizable value. The Inventories consist, and will as of the Closing Date consist, only of items of quality and quantity commercially usable and salable in the ordinary course of business, and the present quantities of all Inventories are reasonable in the present circumstances of the Restaurant Operations.

               4.30  Material Misstatements Or Omissions.  No representation or
                     -----------------------------------
warranty by Seller in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, the Disclosure Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. Seller has disclosed all events, conditions and facts materially affecting the Restaurant Operations as of the Closing Date.

                                   ARTICLE V


                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to Seller as follows:

          5.1  Organization.  Buyer is a limited partnership duly organized,
               ------------
validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted. Larkspur Partners, Inc., a Delaware corporation, which is the sole general partner of Buyer, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted.

          5.2  Authority.  Buyer has the requisite power and authority and has
               ---------
taken all necessary action to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all of the partners of the Buyer, and no other proceedings on the part of Buyer is necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for the receipt of the written approval of the holders of greater than fifty percent (50%) of the limited partnership interests of IR-L.P.

          5.3  Due Execution.  This Agreement has been duly executed and
               -------------
delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principals, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

          5.4  No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
this Agreement by Buyer, nor the consummation of the transactions contemplated hereby, nor the compliance by Buyer with any of the provisions hereof, will (a) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of (i) the Partnership Agreement or (ii) to the Best Knowledge of Buyer, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, Permit, agreement, authorization or other instrument or obligation to which Buyer is a party, or to which any of its properties or assets may be subject or (b) to the Best Knowledge of Buyer, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets; except, in the case of each of clauses (a) and (b) above, for such violations, conflicts, breaches, defaults, terminations or accelerations which, in the aggregate, would not have a material adverse effect on the Condition of Buyer or the ability of Buyer to consummate the transactions contemplated hereby.

          5.5  Consents and Approvals.  No notice to, declaration, filing or
               ----------------------
registration with, or authorization, consent or approval of, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated by this Agreement, except (a) the written approval of the holders of greater than fifty percent (50%) of the limited partnership interests of IR-L.P., and (b) where the failure to give such notice, make such filings, or obtain such authorizations, consents, approvals or Permits would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

          5.6  Litigation.  There are no Actions pending or, to the Best
               ----------
Knowledge of Buyer, threatened (i) against Buyer which could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or on the Condition of Buyer or (ii) challenging or seeking to enjoin the transactions contemplated hereby.

          5.7  Brokers and Finders.  Buyer has not employed any broker, finder
               -------------------
or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payment in connection with the transactions contemplated by this Agreement.

          5.8  Assets and Liabilities.  Prior to the consummation of the
               ----------------------
transactions contemplated by this Agreement, Buyer has no assets (real, personal or mixed, tangible or intangible) or Liabilities other than cash and the rights, duties and obligations under this Agreement.

          5.9  Material Misstatements Or Omissions.  No representation or
               -----------------------------------
warranty by Buyer in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.


                                  ARTICLE VI
                                  ----------

                               FURTHER ASSURANCES
                               ------------------

          Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees (a) to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and (b) to cooperate with each other in connection with the foregoing, including using their respective best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material agreements, Leases and other Contracts, (ii) to obtain all necessary consents, approvals, authorizations and Permits as are required to be obtained under any federal, state, local or foreign laws or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) to fulfill all conditions to this Agreement. Notwithstanding the foregoing, Seller acknowledges that it shall be its sole responsibility and agrees to use its best efforts to obtain the appropriate consents, approvals and estoppel certificates (in a form to be provided by Buyer which is reasonably acceptable to Seller) from all landlords under all Leases relating to the Restaurants, all Liquor Licenses (temporary or otherwise), all non-disturbance agreements and/or consent and acknowledgments to currently outstanding non-disturbance agreements as more fully set forth in Section 10.8(b) and any other necessary consents, including, without limitation, lender consents, and Permits for the Partnership so that there will be no interruption in the Restaurant Operations immediately following the Closing and to pay all related expenses and fees in connection with obtaining any and all of the foregoing (which in connection with the Liquor Licenses and any other Permits will include only those amounts relating to the initial transfer of such items to the Partnership).

                                  ARTICLE VII

                     CONDITIONS TO THE OBLIGATION OF SELLER
                     --------------------------------------

          The obligation of Seller to consummate the transactions provided for hereby is subject, in the sole discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          7.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by such party prior to or at the Closing Date.

          7.2  Consents.  All Permits, consents, approvals, authorizations and
               --------
waivers from governmental authorities and other parties, if any, necessary to transfer the Restaurant Operations to the Partnership, to transfer and assign the Acquired Interest to Buyer and/or to consummate any other transactions contemplated by this Agreement shall have been obtained by Seller, unless Buyer expressly agrees to indemnify Seller in writing from and against any claims or liabilities arising out of the failure to obtain any such Permits, consents, approvals, authorizations or waivers.

          7.3  No Proceedings or Litigation.  No Action by any governmental
               ----------------------------
authority or any other person shall have been instituted or threatened which questions the validity or legality of, or seeks to enjoin the consummation of, the transactions contemplated hereby and which could reasonably be expected to materially damage Seller if the transactions contemplated hereunder are consummated.

          7.4  Opinion of Counsel.  Seller shall have received, in such form as
               ------------------
reasonably agreed upon by counsel to Seller, an opinion of Allen, Matkins, Leck, Gamble & Mallory LLP, counsel to Buyer, dated the date of the Closing, with respect to those matters set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6; provided, however, that the foregoing shall also include similar opinions with
- --------  -------
respect to the other material documents to be executed in connection with the transactions contemplated hereby, as applicable. In rendering such opinion, such counsel may rely as they deem advisable as to factual matters upon certificates and assurances of public officials and the general partner of Buyer. In addition, such opinion may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Seller.

          7.5  Certificates.  Buyer shall have furnished Seller with such
               ------------
certificates of its general partner to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

          7.6  Authorization Documents.  Seller shall have received from Buyer a
               -----------------------
unanimous written consent of all of the partners of Buyer approving this Agreement and the transactions contemplated hereby, certified by the general partner of Buyer.

          7.7  Partnership Agreement.  Buyer shall have executed and delivered
               ---------------------
the Partnership Agreement.

          7.8  First Amendment to Partnership Agreement.  Buyer shall have
               ----------------------------------------
executed and delivered the First Amendment to Partnership Agreement.

          7.9  Loan, Pledge and Guaranty Documents.  Buyer shall have executed
               -----------------------------------
and delivered, the Note and Loan Agreement, the Pledge and Security Agreement, and any necessary UCC-1 Financing Statements so as to effect the borrowing of the funds necessary for the financing of the acquisition of the Acquired Interest and all conditions precedent to Seller's obligations as set forth in the Note and Loan Agreement shall have been satisfied or waived. In addition, in furtherance of, and in consideration for, the transactions contemplated hereby, Seneca shall have executed and delivered a guaranty of Buyer's obligations pursuant to the Note and Loan Agreement, substantially in the form attached hereto as Exhibit "L", which guaranty shall only be effective upon the
                   ----------
occurrence of certain events as further described in the guaranty.

          7.10  Reserve Fund Pledge Agreement.  Buyer, and the Partnership,
                -----------------------------
shall have executed and delivered to Seller a reserve fund pledge agreement, substantially in the form attached hereto as Exhibit "H".
                                             -----------

          7.11  Sublease Agreement.  IR-L.P. shall have executed and delivered
                ------------------
the Sublease Agreement.

          7.12  1993 Management Agreement and 1993 License Agreement.  The 1993
                ----------------------------------------------------
Management Agreement and the 1993 License Agreement shall have been terminated by the appropriate parties thereto pursuant to agreements of termination, substantially in the forms attached hereto as Exhibits "I" and "J",
                                              ------------     ---
respectively.

          7.13  License Agreement.  IR-L.P. shall have executed and delivered
                -----------------
the License Agreement.

          7.14  Management Agreement.  IR-L.P. shall have executed and delivered
                --------------------
the Management Agreement.

          7.15  Asset Purchase Agreement.  Seller and Islands Florida LP, a
                ------------------------
Delaware limited partnership (the "Florida Buyer"), shall have entered into a definitive asset purchase agreement for the purchase by the Florida Buyer of certain assets relating to the six (6) restaurants owned and operated by Seller throughout Florida under the trade name of "Islands" (the "Asset Purchase Agreement") which shall provide for a closing date of such transaction on or about the Closing Date, and, all conditions precedent under such Asset Purchase Agreement shall have been satisfied or waived and the transactions contemplated thereby shall be consummated immediately prior to the Closing of the transactions contemplated by this Agreement.

                                 ARTICLE VIII

                     CONDITIONS TO THE OBLIGATION OF BUYER
                     -------------------------------------

          The obligation of Buyer to consummate the transactions provided for hereby is subject, in the sole discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          8.1  Limited Partner Approval.  This Agreement, the transactions
               ------------------------
contemplated hereby and the First Amendment to IR-L.P. Partnership Agreement shall have been duly approved in writing by the holders of greater than fifty percent (50%) of the limited partnership interests, in accordance with applicable law and the IR-L.P. Partnership Agreement.

          8.2  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Seller shall have performed all agreements and covenants required hereby to be performed by Seller prior to or at the Closing Date.

          8.3  Consents.  All Permits, consents, notices, approvals,
               --------
authorizations and waivers from governmental authorities and other parties necessary (i) to permit Seller to transfer and assign the Acquired Interest to Buyer, (ii) as may be required as a result of the change of ownership effected by the transfer and assignment of the Acquired Interest, (iii) for any of the transactions contemplated hereby, including, without limitation, the formation of the Partnership and Seller's contribution of the Assets pursuant to the Contribution Agreement to the Partnership, and (iv) for the conduct of the Restaurant Operations immediately following the Closing, as such operations are currently being conducted, including, without limitation, any transfers of Liquor Licenses (temporary or otherwise), shall have been obtained by Seller and delivered to Buyer and/or the Partnership, as applicable, and any and all expenses and fees in connection with obtaining any and all of the foregoing shall have been paid by Seller; provided, however, that with respect to the
                                --------  -------
Permits and Liquor Licenses, Seller shall only be responsible for expenses and fees relating to the initial transfer of such Permits and Liquor Licenses to the Partnership. Notwithstanding the foregoing, the failure by Seller to obtain any Permit (other than Liquor Licenses) relating to the conduct of the Restaurant Operations only shall not be a condition to Buyer's obligation to close; provided, that a complete and accurate list of such Permits that have not been
- --------
obtained is provided to Buyer at the Closing; and provided, further, that the
                                                  --------  -------
failure to obtain such Permits, either individually or in the aggregate, would not result in the interruption of the business or operations at any of the Restaurants immediately following the Closing.

          8.4  Title.  Buyer shall have approved, in Buyer's reasonable
               -----
discretion, of all matters of title for each Lease as disclosed by the following documents (collectively, the "Title Documents") prepared and delivered to Buyer at Seller's sole cost and expense (a) with respect to each parcel of Real Property subject to a Lease, a "lot book" report and "mechanics lien" report (or such reports which describe all monetary encumbrances of lenders and/or mechanics liens dated on or after the date of this Agreement, issued by Chicago Title Insurance Company or another title company acceptable to Buyer, relating to the fee interest in such Real Property, and (b) legible true copies of all documents referred to in such reports.

          8.5  No Proceedings or Litigation.  No Action by any governmental
               ----------------------------
authority or any other person shall have been instituted or threatened which questions the validity or legality of, or seeks to enjoin the consummation of, the transactions contemplated hereby and which could reasonably be expected to
(a) affect materially the right or ability of (i) Buyer to own or possess the Acquired Interest or (ii) the Partnership to operate or conduct the Restaurant Operations after the Closing or (b) otherwise materially damage the Partnership or Buyer if the transactions contemplated hereunder are consummated.

          8.6  Opinions of Counsel.  Buyer shall have received, in such forms as
               -------------------
reasonably agreed upon by counsel to Buyer, (a) an opinion of Morgan, Lewis & Bockius LLP, counsel to Seller dated the date of the Closing, with respect to those matters set forth in Sections 4.1, 4.4 and 4.5, and (b) an opinion of William R. Kuntz, Jr., Esq., in-house counsel to Seller, dated the date of the Closing, with respect to those matters set forth in Sections 4.7, 4.8, 4.11 and 4.13; provided, however, that both of the foregoing opinions shall also include
      --------  -------
similar opinions with respect to the other material documents to be executed in connection with the transactions contemplated hereby, as applicable. In rendering such opinions, such counsels may rely, as they deem advisable as to factual matters, upon certificates and assurances of public officials and officers of Seller. In addition, such opinion may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer.

          8.7  Certificates.  Seller shall have furnished Buyer with such
               ------------
certificates of its officers to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

          8.8  Material Changes.  Except as otherwise disclosed to Buyer in
               ----------------
writing on the Disclosure Schedules, since December 31, 1995, there shall not have been any material adverse change in the Condition, properties or employee or customer relations of the Restaurant Operations.

          8.9  Corporate Documents.  Buyer shall have received from Seller
               -------------------
resolutions adopted by the board of directors of Seller, and a written consent of the sole stockholder of Seller, approving this Agreement and the transactions contemplated hereby, certified by Seller's corporate secretary or assistant corporate secretary.

          8.10  Partnership Agreement.  Seller shall have executed and delivered
                ---------------------
the Partnership Agreement and made such filings as are required to be made by Seller pursuant to Section 2.1.

          8.11  Contribution Agreement and Transfer of Assets.  As more fully
                ---------------------------------------------
set forth in, and in accordance with, the terms of the Partnership Agreement and the Contribution Agreement to be attached as an exhibit to the Partnership Agreement (the "Contribution Agreement"), which Seller shall have executed and delivered to the Partnership in connection with the formation thereof, Seller shall have contributed to the capital of the Partnership, except as otherwise expressly excluded in the Contribution Agreement, all of the assets, tangible or intangible necessary for the operation of the Restaurants, including, without limitation, all Leases, Real Property, Assets, Book and Records, security deposits under all Leases, Inventories and

Contracts relating to, or used currently in connection with, or necessary or desirable for the Restaurant Operations in compliance with all applicable laws, and Seller shall have provided to Buyer, in Buyer's sole discretion, satisfactory evidence that the foregoing contribution has been made. Further, a schedule reasonably agreed to by Buyer and Seller of all of the corporate level Fixtures and Equipment to be contributed to the Partnership by Seller shall be attached to the Contribution Agreement.

          8.12  Due Diligence Review.  Buyer, to the extent that Buyer or its
                --------------------
Representatives shall have conducted a due diligence review of Seller's Books and Records, Financial Statements, tax returns, and other records and accounts of the Restaurant Operations prior to the Closing, shall be satisfied on the basis of such review, in the reasonable discretion of Buyer, that there has been no breach of the representations and warranties or the pre-closing covenants of Seller made pursuant to this Agreement.

          8.13  Inspections and Studies.  Buyer shall have approved, in Buyer's
                -----------------------
reasonable discretion, results of any and all inspections, investigations, tests and studies, including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies as well as toxic and environmental reports with respect to the Real Property, inspections of all or any portion of the Improvements (including, without limitation, structural, mechanical and electrical systems, roofs, pavement, landscaping and public utilities), and any other physical inspections and/or investigations as Buyer may elect to make or obtain.

          8.14  No Guaranty of Leases.  No lessor under any of the Leases shall
                ---------------------
require Seneca or IR-L.P. to be a guarantor of the obligations under such Lease nor shall Seneca or IR-L.P. be required to guarantee any other obligation, liability or commitment of the Partnership or any other person or entity in connection with the transactions contemplated hereby, except as contemplated by the Note and Loan Agreement with respect to the guaranty by Seneca.

          8.15  First Amendment to Partnership Agreement.  Seller shall have
                ----------------------------------------
executed and delivered the First Amendment to Partnership Agreement.

          8.16  1993 Management Agreement and 1993 License Agreement.  The 1993
                ----------------------------------------------------
Management Agreement and the 1993 License Agreement shall have been terminated by the appropriate parties thereto, pursuant to agreements of termination, substantially in the forms attached hereto as Exhibits "I" and "J",
                                              ------------     ---
respectively.

          8.17  Name Change.  Seller shall have delivered at the Closing a duly
                -----------
executed and acknowledged certificate of amendment to Seller's certificate of incorporation or other appropriate document which is required to change Seller's corporate name to a new name which shall exclude any reference to "Islands" or any similar name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public. Such certificate or other document shall be filed (at Seller's expense) with the Secretary of the State of Delaware prior to or concurrently with the Closing.

          8.18  License Agreement.  The Partnership shall have executed and
                -----------------
delivered the License Agreement.

          8.19  Management Agreement.  The Partnership shall have executed and
                --------------------
delivered the Management Agreement.

          8.20  Asset Purchase Agreement.  All conditions precedent under the
                ------------------------
Asset Purchase Agreement shall have been satisfied or waived, and the transactions contemplated thereby shall be consummated immediately prior to the Closing of the transactions contemplated by this Agreement.


                                   ARTICLE IX

                                  RISK OF LOSS
                                  ------------

          Until the Closing Date, all risk of loss or damage to all or any material portion of the properties or Assets used in connection with the Restaurant Operations shall be borne by Seller.


                                   ARTICLE X

                             PRE-CLOSING COVENANTS
                             ---------------------
          10.1 Conduct of Business Prior to Closing.
               ------------------------------------

               (a) Prior to the Closing, Seller shall conduct all of the Restaurant Operations only in the ordinary course and consistent with prior practice and shall maintain, keep and preserve the Assets and properties relating to the Restaurant Operations in good condition and repair and maintain insurance thereon in accordance with present practices, and Seller will use its best efforts (i) to preserve all of the Assets and Restaurant Operations intact, (ii) to maintain the present officers, employees, agents and independent contractors providing services in connection with the Restaurant Operations, (iii) to preserve the goodwill of all of the suppliers, customers, landlords and others having business relations with any of the Restaurants, and (iv) to make timely payments on accounts payable and other obligations of the Restaurant Operations in accordance with past practice. Without limiting the generality of the foregoing, prior to the Closing or the earlier termination of this Agreement in accordance with Section 12.1, Seller will not, without Buyer's prior written approval, which approval shall not be unreasonably withheld:

                    (i) change its certificate of incorporation, by-laws or other organizational documents, as the case may be, or merge with or into any other entity, consolidate or agree to sell its assets or securities to any other person or entity, or obligate itself to do so, or obligate itself to sell all or any portion of the Assets of the Restaurant Operations;

                    (ii) enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under Section 4.17 above; or

                    (iii) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in Section 4.14 of this Agreement which would have been inconsistent with the representations and warranties set forth therein had the same occurred after the Balance Sheet Date and prior to the date hereof.

               (b) Seller shall give Buyer prompt written notice of any material change in any of the information contained in the representations and warranties made in Article IV or elsewhere in this Agreement or the Schedules referred to herein which occurs prior to the Closing.

               (c) Seller shall consult with and follow the reasonable recommendations of Buyer or Buyer's Representatives with respect to all aspects of the Restaurant Operations that are contemplated to be taken out of the ordinary course of business.

          10.2  No Solicitation.
                ---------------

               (a) Except as hereinafter provided to the contrary, neither Seller nor any of Seller's Affiliates shall, directly or indirectly, through any director, officer, employee, agent, attorney, financial advisor or otherwise, solicit, initiate or encourage the submission of, or respond to, an offer or proposal from any person or entity, or engage in negotiations, furnish confidential information or have discussions, relating to the acquisition of all or any portion of the Restaurant Operations (whether through an acquisition of assets of, or an equity interest in, or a merger, joint venture, exchange offer, tender offer or other business combination) (any of the foregoing being herein referred to as an "Acquisition Proposal") and it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing.

               (b) In the event Seller or any of Seller's Affiliates receives any Acquisition Proposal for the Restaurant Operations after the date hereof from a party other than Buyer or Buyer's Affiliates, Seller shall promptly notify Buyer of the terms of such Acquisition Proposal and if such Acquisition Proposal is in writing, then Seller will also promptly deliver to Buyer or its designee a copy of such written Acquisition Proposal.

               (c) In the event that Seller or any of Seller's Affiliates receives an Acquisition Proposal for the Restaurant Operations, or a communication from a third party with respect to a potential Acquisition Proposal, and such party requests access to nonpublic information regarding the Restaurant Operations, then, if the Board of Directors of Seller determines in good faith that the failure to provide such access would involve a violation of its fiduciary duty to CHE's stockholders, and is so advised to that effect by its outside legal counsel, then Seller may provide access to such nonpublic information regarding such Restaurant Operations to such third party; provided that such third party has executed
                                     --------
     a confidentiality agreement in a form reasonably satisfactory to Buyer.

               (d) Prior to any consummation of a disposition of all or any portion of the Restaurant Operations pursuant to an Acquisition Proposal, this Agreement or otherwise, Seller shall have obtained any and all necessary consents and/or approvals required to be obtained from IR-L.P. pursuant to the 1993 License Agreement and nothing contained in this Agreement shall be deemed to be a consent to and/or approval of any such transaction by IR-L.P.

          10.3  Employees.
                ---------

               (a) Seller agrees not to transfer the employment of, or any employment-related obligations or liabilities related to, any of its employees, other than the Restaurant-level employees, to the Partnership.

               (b) Not later than, and effective as of, the Closing Date, (i) the Partnership or one of its Affiliates shall make offers of employment to each of the employees employed, as of the Closing Date, at the Restaurant level by Seller at the same salary level at which Seller employed such Restaurant level employee on the Closing Date and (ii) Buyer or one of its Affiliates shall make offers of employment to each of the non-Restaurant level employees employed, as of the Closing Date, by Seller who is listed on that certain list provided to Buyer in connection with the execution of this Agreement under a separate cover letter dated March 18, 1996 at the salary set forth on such list.

          10.4  Financial Statements.  Seller shall furnish to Buyer
                --------------------
     Seller's unaudited monthly financial statements, which shall include a balance sheet and a profit and loss statement, for each month from the date hereof to the Closing Date on or before the fifteenth (15th) day of the immediately succeeding month.

          10.5  Title Documents; Title Insurance.
                --------------------------------

               (a) Seller shall cause the Title Documents to be delivered to Buyer or its designee within ten (10) days after the execution of this Agreement.

               (b) Seller shall use its best efforts to cause the existing policies of Title Insurance related to any of the Real Property to be assigned to the Partnership.

          10.6  Consent of the Limited Partners.  Buyer will use its best
                -------------------------------
     efforts to cause IR-L.P. to use its best efforts to obtain as promptly as practicable the requisite consent and approval of IR-L.P.'s limited partners to (a) this Agreement and the transactions contemplated hereby and
     (b) the First Amendment to IR-L.P. Partnership Agreement.

          10.7  Access to Information; Inspections and Studies.  Seller
                ----------------------------------------------
     will afford to Buyer and Buyer's Representatives reasonable access upon reasonable notice to its offices and other facilities and to each of the Restaurants and to the Books and Records as well as to any other information and/or documents which may be requested by Buyer or Buyer's Representatives in their due diligence efforts. In addition, Buyer, its Representatives, consultants, contractors and subcontractors shall have the right to enter upon the Real Property (in connection with any Lease) at reasonable times upon reasonable notice to conduct or make any and all inspections and tests (including, without limitation, environmental assessments of such Real Property) as may be necessary or desirable in Buyer's sole and absolute discretion. Buyer hereby indemnifies and holds Seller harmless from and against any and all costs, losses, damages or expenses arising out of or resulting from such entry by Buyer or its Representatives, consultants, contractors or subcontractors.

          10.8  Consents; Non-Disturbance Agreements.
                ------------------------------------

               (a) Each party hereto will use its best efforts to obtain as promptly as practicable such consents, approvals or authorizations of third parties to their respective agreements, which would otherwise be violated by any provisions hereof or any of the transactions contemplated by this Agreement, and all consents, approvals or authorizations as are required to be obtained under any federal, state, local or foreign laws and regulations necessary to consummate the transactions contemplated by this Agreement. Seller acknowledges that it shall be its sole responsibility, and agrees to use its best efforts, to obtain the appropriate consents, approvals and estoppel certificates (in a form to be provided by Buyer which is reasonably acceptable to Seller) from all landlords under all Leases relating to the Restaurants, all Liquor Licenses (temporary or otherwise), all non-disturbance agreements and/or consents and acknowledgments to currently outstanding non-disturbance agreements as more fully set forth below in Section 10.8(b) and any other necessary consents, including, without limitation, lender consents, and Permits for the Partnership so that there will be no interruption in the Restaurant Operations immediately following the Closing and to pay all related expenses and fees in connection with obtaining any and all of the foregoing (which in connection with the Liquor Licenses and any other Permits will include only those amounts relating to the initial transfer of such items to the Partnership).

               (b) Seller will use its best efforts to obtain, at its sole cost and expense, from any and all ground lessor(s) and lender(s) encumbering any of the Real Property (in connection with each Lease) (a) a non-disturbance agreement in recordable form acceptable to Buyer which shall contain language and concepts substantially in the form set forth on Exhibit "K" attached hereto and/or (b) a consent and acknowledgment
     -----------
     executed by a ground lessor or lender, as applicable, to any currently outstanding non-disturbance agreement which contains language and concepts substantially in the form set forth on Exhibit "K" attached hereto, which
                                            -----------
     consent and acknowledgment shall expressly state that such non-disturbance agreement shall be for the benefit of the Partnership and enforceable against such consenting party by the Partnership.

          10.9  Public Announcements.  Except as required by law, if any
                --------------------
party proposes to make any public announcement relating to the transactions contemplated herein, such party will submit its proposed announcement in advance to the other party and will give it a reasonable opportunity under the circumstances to comment thereon in advance of release.

         10.10  Notice of Development.  Each party shall give prompt
                ---------------------
notice to the others in the event it discovers any of its own representations or warranties to be untrue as of the time made or in the event it determines that any of its representations or warranties will be untrue as of the Closing Date. No disclosure by any party pursuant to this section will be deemed to amend any Disclosure Schedule delivered herewith or cure any misrepresentation or omission.

         10.11  Advances.  Seller shall advance (either pre-closing or
                --------
post-closing as necessary, notwithstanding that this covenant is in Article X Pre-Closing Covenants) to Buyer or the Partnership, as applicable, any and all amounts required to be paid by such party as a result of any sales or transfer taxes of any nature, which may be imposed in connection with the transactions contemplated hereby. Any and all amounts advanced by Seller shall be treated as a capital contribution (which shall earn a cumulative preferred return to the extent not repaid computed like simple interest (noncompounded) at the rate of nine percent (9%) per annum from the date of advance) to the Partnership to be repaid by a priority distribution of cash flow from the Partnership as set forth in the Partnership Agreement.


                                  ARTICLE XI

                             POST-CLOSING COVENANTS
                             ----------------------

         11.1   Health Insurance Benefits.  Buyer shall, or shall cause
                -------------------------
the Partnership or one of Buyer's other Affiliates, to, for a period of at least six (6) months commencing on the Closing Date, provide the Restaurant level employees employed by the Partnership and the Non-Restaurant level employees employed by Buyer or one of its Affiliates as of the Closing Date, who continue to be employed in the sole discretion of Buyer, the Partnership or Buyer's Affiliate by Buyer, the Partnership or Buyer's Affiliate, as applicable, during such six (6) month period, with comparable health insurance benefits as those provided to such employees by Seller as of the Closing Date.

         11.2   Survival of Representations, Etc.  All statements contained in
                ---------------------------------
the Disclosure Schedules or any certificate, schedule, exhibit or instrument delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such parties hereunder. The representations and warranties of Seller and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto, through April 30, 1998, whereupon all representations and warranties of the parties hereto shall expire, other than the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.5, which survive indefinitely, and Sections
4.21 and 4.22, which shall survive until the expiration of all applicable statutes of limitation, including any extensions thereto. The agreements of the parties contained in Section 10.8 and 10.11, Article XIII and in this Article XI shall also survive consummation of the transactions contemplated by this Agreement.

         11.3   Indemnification.
                ---------------

               (a) By Seller.  Seller shall indemnify, defend, protect and hold
                   ---------
     wholly harmless Buyer, the Partnership and each of Buyer's and/or the Partnership's Affiliates (except for Seller in connection with the Partnership) and Representatives from and against any and all costs, losses, Taxes, liabilities, damages, lawsuits, environmental costs, claims and expenses (whether or not arising out of third-party claims), including without limitation, interest, penalties, reasonable attorneys' fees and costs and all amounts paid in investigation, defense or settlement of any Action relating to the foregoing (collectively, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach by Seller of any covenant or warranty, or the inaccuracy of any representation, made by Seller, in or pursuant to this Agreement, or in any Exhibit, Schedule, certificate or other instrument delivered to Buyer by Seller or any of Seller's Affiliates hereunder, (ii) the failure to receive from any governmental or regulatory body or authority, or any other person or entity, the consents, approvals, Permits and waivers required to transfer and assign the Acquired Interest to Buyer and/or to consummate all of the transactions contemplated hereby, unless Buyer has expressly agreed in writing to indemnify Seller from and against any and all Damages arising out of the failure to obtain any such consents, approvals, Permits or waivers as set forth in Section 7.2, (iii) any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise, and whether known or unknown as of the Closing Date) of Seller or relating to the Acquired Interests or the Restaurant Operations and arising out of transactions entered into or events occurring prior to the Closing Date,
     (iv) any claim or liability against Buyer or its respective Affiliates or Representatives based upon or alleging that any of them are successors to Seller or any of its businesses or operations, which liability arises out of acts or omissions of Seller, or any event, occurring prior to the Closing Date, and (v) the failure of Seller, CHE, the Partnership and/or any successor or assignee to the Note and Loan Agreement and/or the Pledge and Security Agreement, as the case may be, to make any payment due or owing under any Lease, Contract or other obligation of the Partnership following any event of default (or any other reason) under the Note and Loan Agreement or the Pledge and Security Agreement which results in a foreclosure upon any of the collateral thereunder, but excluding any liabilities incurred by Buyer prior to such foreclosure.

               (b) By Buyer.  Buyer shall indemnify, defend, protect and hold
                   --------
     wholly harmless Seller and Seller's Affiliates and Representatives from and against any and all Damages, incurred by Seller and each of Seller's Affiliates and Representatives in any capacity other than Seller's capacity as a limited partner of the Partnership, in connection with, arising out of, resulting from or incident to any breach by Buyer of any covenant or warranty, or the inaccuracy of any representations made by Buyer in or pursuant to this Agreement or any Exhibit, Schedule, certificate or other instrument delivered to Seller by Buyer hereunder or any of Buyer's Affiliates.

               (c) By the Partnership.  Buyer, as the general partner of the
                   ------------------
     Partnership, shall cause the Partnership to indemnify, defend, protect and hold wholly harmless Seller and Seller's Affiliates and Representatives from and against any and all damages incurred by Seller and each of Seller's Affiliates and Representatives in connection with, arising out of, resulting from or incident to any payments made from and after the Closing Date by either Seller or CHE as a guarantor of any Lease to a lessor; provided, however, that the Partnership shall not be required to indemnify either Seller or CHE for any payments made in connection with a Lease (a) where the failure of the Partnership to make such payment is due to a bona fide dispute with the lessor or (b) where such Lease, or the obligation to make payments under such Lease, has been transferred from the Partnership to Seller, CHE or any other party, as a result of any event of default (or any other reason) under the Note and Loan Agreement or Pledge and Security Agreement.

               (d) Limitation on Indemnification.  Except as provided in the
                   -----------------------------
     immediately succeeding sentence, no party shall assert any claim for indemnification hereunder until such time as the aggregate amount of Damages incurred by such party and/or its Affiliates or Representatives (or, additionally, in the case of Buyer, the Partnership or the Partnership's Affiliates or Representatives) shall exceed One Hundred Thousand Dollars ($100,000), at which time such party may seek indemnification from the other party hereto for all Damages incurred. Notwithstanding the foregoing, Buyer, on its own behalf or the Partnership's behalf or any of their respective Affiliates' or Representatives' behalf, shall be entitled to assert a claim for indemnification hereunder from Seller for any and all Damages incurred by Buyer, the Partnership or any of their respective Affiliates or Representatives as a result of Seller's failure to obtain any of the Liquor Licenses (temporary or otherwise), and any other necessary consents or approvals, including, without limitation, lender and landlord consents; provided, however, that Buyer shall not be entitled to assert such
     --------  -------
     indemnification claim until such time as the aggregate amount of Damages incurred by Buyer, the Partnership and/or any of their respective Affiliates or Representatives as a result of Seller's failure to obtain any of the foregoing is equal to or greater than Five Thousand Dollars ($5,000). Nothing contained in this Agreement shall obligate Seneca or IR-L.P. to indemnify Seller or any other entity or person, nor obligate CHE to indemnify Buyer or any other entity or person in connection with the transactions contemplated by this Agreement.

               (e) Defense of Claims.  If any lawsuit or enforcement action is
                   -----------------
     filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates that a material substantive right was materially impaired by such failure. After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that such indemnifying party shall be liable under its indemnity in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and such indemnified party shall cooperate in all reasonable respects, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

               (f)  Right of Offset.
                    ---------------

                    (i) Anything in this Agreement to the contrary notwithstanding, Seller hereby agrees that any and all amounts which Seller is entitled to receive as distributions from the Partnership under the Partnership Agreement or otherwise on account of its ownership interest in the Partnership, shall be applied to satisfy any amounts as to which Seller is obligated to indemnify Buyer, the Partnership or any of their respective Affiliates or Representatives pursuant to any provision of this Section 11.3 and further authorizes Buyer, as the general partner of the Partnership, to intercept such distributions to satisfy such indemnification obligations in accordance with, and as set forth in, the Partnership Agreement. Any amounts so applied to satisfy Seller's indemnification obligations shall be deemed to have been distributed to Seller under the Partnership Agreement and thereafter applied by Seller in satisfaction of its indemnification obligations pursuant to this Article XI.

                    (ii) In connection with the foregoing right of offset, Seller hereby agrees that, in the event that Seller pledges any portion of Seller's right, title and interest in and to Seller's Class A limited partnership interest to any other entity or Person, including, without limitation, any bank, Seller shall make such third party aware of (any such third party shall acquire its security interest subject to) the foregoing right of offset and specifically provide in any applicable documentation of such pledge that Seller's Class A limited partnership interest is subject to the foregoing described right of offset for indemnification obligations pursuant to this Agreement and the Partnership Agreement.

                    (iii) Seller hereby agrees to execute and deliver to Buyer any and all necessary UCC-1 Financing Statements and any continuation statements thereof, and such other documents or notices as Buyer may reasonably request, in order to provide notice of the foregoing right of offset to third parties.

               (g) Post-Closing Tax Audits and Other Tax Proceedings.  Seller,
                   -------------------------------------------------
     on the one hand, and Buyer, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes related to the Restaurant Operations for periods ending on or prior to the Closing Date or any pre-Closing Date partial period. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceedings involving the Restaurant Operations for such periods and each may participate at its own expense, provided that Seller shall have the right to control the conduct of any such audit or proceeding for which Seller (i) agrees that any resulting Tax is covered by the indemnity provided in this Section 11.3, and (ii) demonstrates to Buyer its ability to make such indemnity payment to Buyer or permits Buyer to set off such indemnity payment against distributions from the Partnership otherwise due Seller in accordance with
     Section 11.3(f).

               (h) Bulk Sales.  It may not be practicable to comply or attempt
                   ----------
     to comply with the procedures of the "Bulk Sales Act" or similar laws of any or all of the states in which the Assets are situated or any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of Section 11.3(a) shall apply to any Damages of Buyer arising out of or resulting from the failure of Buyer or Seller to comply with any such laws or any similar law which may be asserted to be applicable to the transactions contemplated hereby.

          11.4  Certain Post-Closing Adjustments.
                --------------------------------

               (a) Closing Balance Sheet Adjustments.  Subject to the provisions
                   ---------------------------------
     contained in Section 11.4(b), if (i) the sum of the line items for (A) cash in registers and reserves at the Restaurants, (B) customer trade accounts receivable which have been reasonably approved by Buyer, (C) employee advances which have been reasonably approved by Buyer, (D) Inventories (including items stored or held at CHE's commissary which have been reasonably approved by Buyer), and (E) prepaid expenses (other than deferred preopening costs) on the Closing Balance Sheet, plus any and all amounts paid by Seller as fees for Permits or Liquor Licenses (other than any fees related to the transfer of any such Permits and Liquor Licenses which shall be paid by Seller), which fees shall be scheduled and delivered with the Closing Balance Sheet for Buyer's reasonable approval, exceeds
     (ii) the gift certificates line item for the Restaurant Operations on the Closing Balance Sheet (the "Excess"), then Buyer shall cause the Partnership to pay to Seller by certified check the entire amount of the Excess within fifteen (15) days of the delivery of the agreed upon Closing Balance Sheet. However, in the event that the amount of item (i) is less than item (ii) (the "Shortfall"), then Seller shall pay to the Partnership by certified check the entire amount of the Shortfall within fifteen (15) days of the delivery of the agreed upon Closing Balance Sheet.

               (b) Preparation of Closing Balance Sheet.  In order to effect the
                   ------------------------------------
     Closing Balance Sheet adjustments required by this Section 11.4, Seller shall prepare and deliver to Buyer, within thirty (30) days following the Closing Date, the Closing Balance Sheet in accordance with GAAP and consistent with the past practices used in preparing balance sheets for Seller. Within fifteen (15) days of receipt of the Closing Balance Sheet, Buyer shall communicate its acceptance or requested changes to Seller. If the Closing Balance Sheet is accepted by Buyer, or the required changes of Buyer are acceptable to Seller, then payment shall be made by the appropriate party as set forth in Section 11.4(a). If the parties are unable to agree on the Closing Balance Sheet, then Arthur Andersen LLP, or another "Big Six" accounting firm acceptable to Seller and Buyer, shall prepare the Closing Balance Sheet in accordance with GAAP consistent with the past practices used in preparing balance sheets for Seller, which Closing Balance Sheet shall be binding on both Seller and Buyer, and the fees for the preparation of the Closing Balance Sheet shall be shared equally by Seller and Buyer.

               11.5  Commissary Inventory.  Buyer and Seller have agreed that
                     --------------------
 inventory owned by Seller and located at CHE's commissary in Carlsbad, California shall be contributed by Seller to the Partnership as part of Inventories in connection with the transactions contemplated by this Agreement. Buyer and Seller shall reasonably agree on a schedule to be delivered at the Closing which shall set forth the price and the quantity of such commissary inventory to be contributed by Seller to the Partnership, and the aggregate purchase price of such commissary inventory shall be included as part of the post-closing adjustments described in Section 11.4 hereof and in accordance with the terms of such section. Notwithstanding the fact that the Partnership shall become the owner of the commissary inventory as of the Closing Date, Seller has agreed, until December 31, 1996, to store such items in the manner and at the location where Seller has conducted its commissary operations prior to the Closing, and further, to perform such commissary services as Seller or one of its Affiliates has provided to all of the "Islands" restaurants (not just the Restaurants as defined herein) prior to the Closing, including, without limitation, taking orders for commissary items and shipping them to the appropriate "Islands" restaurant in a timely manner. For its services as a commissary, Seller shall be entitled to receive an amount equal to seven percent (7%) of the price for such commissary items, which was originally paid by the Partnership in connection with the post-closing adjustments (as set forth on the agreed to commissary supplies schedule), based upon the commissary items ordered by and actually shipped to any "Islands" restaurant, plus any applicable freight and/or shipping charges, which amount shall be payable within thirty (30) days of receipt of the invoice by the Partnership for such amount.

               11.6  Nonsolicitation of Employees.  Neither Seller nor any
                     ----------------------------
 Affiliate of Seller shall take any action following the Closing to induce any employee of the Partnership, Buyer or any of their Affiliates, to leave the employ of the Partnership, Buyer or any of their Affiliates, nor shall Buyer nor any Affiliate of Buyer take any action following the Closing to induce any employee of Seller or any Affiliate of Seller to leave the employ of Seller or any Affiliate of Seller.

               11.7  Proprietary Information.  Seller hereby acknowledges that
                     -----------------------
neither Seller nor any of its Affiliates will have, upon the termination of the 1993 License Agreement, any right to establish or operate restaurants under the trademark, service mark or trade name "Islands" or any other confusingly similar marks or utilize the Islands concept and hereby agrees that neither Seller nor any of its Affiliates will establish or operate restaurants under the trademark, service mark or trade name "Islands" or any other confusingly similar marks or utilize the Islands concept (including, without limitation, the design, facilities, menus, recipes, supplies and operating concepts utilized in connection with the "Islands" operations) nor will Seller or its Affiliates employ those certain advertising, promotional and merchandising methods which are part of the "Islands" operations.

               11.8  Further Assurances.  From and after the Closing Date, each
                     ------------------
party hereto will cooperate in good faith with the other party hereto and take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby. Further, Seller warrants, and hereby covenants, at Seller's sole cost and expense, to defend Partnership's title to the Assets against all lawful claims and demands of all persons or entities whomsoever which now exist or which may have accrued as of the Closing Date. In addition, Seller agrees to cooperate in good faith with Buyer or Buyer's Representatives and the Partnership to provide whatever information which may be necessary in order to prepare the Partnership's interim and 1996 year-end financial statements and Tax returns.


                                  ARTICLE XII

                                  TERMINATION
                                  -----------

               12.1 Termination.  This Agreement may be terminated, and the
                    -----------
transactions contemplated by this Agreement abandoned, at any time prior to the Closing Date, before or after the approval of the Board of Directors of Seller, the partners of Buyer or the limited partners of IR-L.P.:

                    (a) by mutual written consent of Seller and Buyer;

                    (b) by Buyer, if any material representation or warranty by Seller contained in this Agreement shall be incorrect in any material respect when made;

                    (c) by Seller, if any material representation or warranty by Buyer contained in this Agreement shall be incorrect in any material respect when made; or

                    (d) by Seller or Buyer, if without fault of the terminating party, the Closing Date shall not have occurred on or prior to June 30, 1996.

               12.2  Effect of Termination.  In the event of the termination of
                     ---------------------
this Agreement by either Seller or Buyer as provided in Section 12.1 hereof, no party (or any of its partners, stockholders, directors or officers) shall have any liability or further obligation to any other party hereunder of any nature whatsoever, including any liability for damages, unless such party is in default under its obligations hereunder, in which event the party in default shall be liable to the other party for such default. The agreements of any of the parties contained in this Section 12.2 and Sections 13.3, 13.4, 13.5 and 13.8 shall survive the termination of this Agreement. In the event that a condition precedent to a party's obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement and any party hereto may waive such condition precedent to its obligations and proceed with the Closing.

                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

               13.1  Assignment; Parties in Interest.  Neither this Agreement
                     -------------------------------
nor any of the rights or obligations hereunder may be assigned, by operation of law or otherwise, by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and no other person shall have any right, benefit or obligation hereunder as a third-party beneficiary or otherwise.

               13.2 Notices.  Unless otherwise provided herein, any notice,
                    -------
request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to be duly given on the date of delivery if delivered personally and on the date of receipt or refusal indicated on the return receipt if mailed by first class mail, certified or registered, postage prepaid, return receipt requested, and in each case addressed as follows:

     If to Seller:                      Islands Restaurants, Inc.
                                        c/o Chart House Enterprises, Inc.
                                        115 South Acacia Avenue
                                        Solana Beach, California  92075
                                        Attention: William R. Kuntz, Jr., Esq.,
                                                   General Counsel

     With a courtesy copy to (which     Morgan Lewis & Bockius LLP
     shall not constitute notice):      801 South Grand Avenue
                                        22nd Floor
                                        Los Angeles, California  90017
                                        Attention:  Robert B. Fraser, Esq.

     If to Buyer:                       Islands CA/AZ Holdings LP
                                        c/o Seneca Partners, Inc.
                                        8440 Walnut Hill Lane, Suite 800
                                        Dallas, Texas  75231
                                        Attention:  John P. Wagner

     With a courtesy copy to (which     Allen, Matkins, Leck, Gamble &
     shall not constitute notice):       Mallory LLP
                                        18400 Von Karman Avenue, 4th Floor
                                        Irvine, California  92715
                                        Attention:  Jeremy D. Glaser, Esq.

or to such other place and with such other copies as any party may designate as to itself by written notice to the others in accordance with the provisions of this Section 13.2.

               13.3 Confidential Information.  The parties acknowledge that the
                    -------------------------
transactions described herein are of a confidential nature and shall not be disclosed except to consultants, advisors, Affiliates and other Representatives of the parties hereto, or as required by law, until such time as the parties make a public announcement regarding the transaction in accordance with the provisions of Section 10.9. Each party shall treat as confidential all financial, accounting and other proprietary information of the other that may come into such party's possession during the course of and pursuant to the performance of this Agreement, and each party shall take adequate measures protecting the same to the same extent each party protects against disclosure or destruction of its own financial, accounting and other proprietary information and shall not disclose such confidential information except as required by applicable law, regulation or legal process. The parties shall communicate to their respective Affiliates, agents and employees the confidentiality requirements of this Agreement and take whatever measures may be reasonably necessary to protect and enforce such confidentiality. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers, financial and accounting records, and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

               13.4  Attorneys' Fees.  The parties agree that if it be
                     ---------------
determined by any court that any party has failed to perform its obligations herein, then the prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and other reasonable expenses and costs incurred in the enforcement of the rights and obligations set forth in this Agreement, or any claim for damages based on any breach of this Agreement.

               13.5  Choice of Law.  This Agreement shall be governed by,
                     -------------
and construed in accordance with, the laws of the State of California.

               13.6  Entire Agreement; Amendments and Waivers. This Agreement,
                     ----------------------------------------
together with all recitals, Exhibits and Schedules hereto including the Disclosure Schedules (which are incorporated herein by reference), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

               13.7  Multiple Counterparts.  This Agreement may be executed in
                     ---------------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               13.8  Expenses.  Except as provided in Section 10.11, each party
                     --------
hereto shall pay its own legal, accounting, out-of-pocket and other expenses incurred in connection with transactions contemplated by this Agreement.

               13.9 Invalidity.  In the event that any one or more of the
                    ----------
provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

               13.10  Titles.  The titles, captions or headings of the Articles
                      ------
and Section herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

     "Seller"                 ISLANDS RESTAURANTS, INC., a Delaware corporation

                              By:  /s/  JOHN M. CREED
                                   ------------------------
                                   Name:  John M. Creed
                                   Title: Chairman and Chief Executive Officer


     "Buyer"                  ISLANDS CA/AZ HOLDINGS LP,
                              a Delaware limited partnership

                              By:  Larkspur Partners, Inc., a Delaware
                                   corporation
                              Its: Sole General Partner

                              By:  /s/  JOHN P. WAGNER
                                   ------------------------
                                   Name:  John P. Wagner
                                   Title: Vice President, Secretary and
                                          Treasurer

                            SECURED PROMISSORY NOTE



$20,000,000.00                                          Solana Beach, California
                                                                 April ___, 1996


          FOR VALUE RECEIVED, the undersigned hereby promises to pay to ISLANDS RESTAURANTS, INC., a Delaware corporation ("Lender"), or order, at 115 South Acacia Avenue, Solana Beach, California 92075-1803, or at such other address as the holder of this Secured Promissory Note ("Note") may specify in writing, the principal sum of TWENTY MILLION DOLLARS ($20,000,000.00) plus interest in the manner and upon the terms and conditions set forth below. This Note is made in connection with that certain Loan Agreement, dated as of even date herewith, between the undersigned and Lender (as hereafter amended, restated, supplemented, or modified from time to time, the "Agreement"), the provisions of which are incorporated herein by reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

          1.  Rate of Interest
              ----------------

          The principal balance of this Note shall bear simple interest from the date hereof at a fixed rate per annum equal to nine percent (9%) based upon a 365 day year and the actual number of days elapsed. Upon the occurrence and during the continuation of an Event of Default under the Agreement, the rate of interest on this Note shall, at the option of the holder of this Note, be increased to thirteen percent (13%) per annum.

          In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The undersigned and Lender intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, the undersigned is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the undersigned in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

          2.  Schedule of Payments
              --------------------

          Principal and interest under this Note shall be due and payable in arrears in monthly installments of $179,945.19, beginning on ____________ 1, 1996 and continuing thereafter on the first (1st) day of each succeeding month, together with a final payment on __________ 1, 2011, in an amount equal to all sums remaining unpaid under this Note. Each payment shall be credited first to fees and costs owing under or in connection with the Loan Documents, then to accrued interest, and then to principal. All payments shall be made in lawful money of the United States, without offset, deduction, or counterclaim of any kind.

          3.  Prepayment
              ----------

          Voluntary prepayments of the principal balance of this Note shall be permitted at any time; provided that each such prepayment shall be accompanied by all interest that has accrued and remains unpaid with respect to the amount of principal being repaid. Amounts repaid or prepaid with respect to this Note may not be reborrowed. Partial prepayments of principal shall be applied to scheduled payments of principal in the inverse order of their maturity.


          4.  Holder's Right of Acceleration
              ------------------------------

          Upon the occurrence and during the continuation of an Event of Default under the Agreement, including, but not limited to, the failure to pay any installment of principal or interest hereunder when due and after the expiration of any applicable grace period, the holder of this Note may, at its election and without notice to the undersigned, declare the entire balance hereof (including, but not limited to, all principal and interest) immediately due and payable.


          5.  Additional Rights of Holder
              ---------------------------

          If any installment of principal or interest hereunder is not paid when due, the holder shall have the right to (in addition to the other rights set forth herein, in the Agreement, and under law) compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rates provided in this Note.

          6.  General Provisions
              ------------------

              a. If this Note is not paid when due, the undersigned further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the holder, whether or not suit is filed hereon, together with the fees, costs and expenses as provided in the Agreement.

              b. The undersigned hereby consents to the acceptance, release, or substitution of security for this Note.

              c. Presentment for payment, demand, notice of dishonor, protest, and notice of pro test are hereby expressly waived.

              d. Any waiver of any rights under this Note or the Agreement is neither valid nor effective unless made in writing and signed by the holder of this Note.

              e. No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

              f. A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

              g. Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

              h. This Note cannot be changed, modified, amended, or terminated orally.

              i. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to the principles of conflicts of laws thereof.

          7.  Security for this Note
              ----------------------

          This Note is secured by the collateral described in the Pledge and Security Agreement and the other Loan Documents and is subject to all of the terms and conditions thereof including, but not limited to, the limitation on the remedies specified therein.

          8.  Non-Recourse
              ------------

          Notwithstanding anything to the contrary contained herein or in any other Loan Document, but without in any manner impairing the validity of any Loan Document or any security interests granted therein, in the event of any default under the terms of any Loan Document, Lender agrees that (a) Lender will not hold Islands Restaurants, L.P., the undersigned, Islands California/Arizona LP, Larkspur Partners, Inc., John Wagner, Anthony DeGrazier, or any of their respective Affiliates personally liable for payment of the Obligations or for any other sums due as a result of any Event of Defaults under any Loan Document, and (b) no judgment based on this Note or any of the other Loan Documents shall be sought or obtained by Lender against any of the foregoing persons or entities and the sole recourse of Lender against such persons and entities under this Note and each of the other Loan Documents shall be limited to the Collateral, and (c) Seneca Partners, Inc.'s liability with respect to such a default shall only be as set forth in the Guaranty.

          IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.

                                  ISLANDS CA/AZ HOLDINGS LP,
                                  a Delaware limited partnership

                                  By:  Larkspur Partners, Inc.,
                                       a Delaware corporation
                                  Its: Sole General Partner

                                       By:_______________________
                                       Print Name:
                                       Title: